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                                                                    EXHIBIT 10.1



                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                           GATX TERMINALS CORPORATION

                                      AND

                       TRANSAMERICAN REFINING CORPORATION





                         DATED AS OF SEPTEMBER 19, 1997
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                               TABLE OF CONTENTS

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RECITALS

ARTICLE 1                 Definitions

Section 1.1      Acquired Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Section 1.2      Act of Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Section 1.3      Actual Knowledge   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Section 1.4      Assigned Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Section 1.5      Assigned Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Section 1.6      Assumed Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Section 1.7      Bonds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Section 1.8      Cancellation Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Section 1.9      Casualty   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Section 1.10     Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Section 1.11     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Section 1.12     Closing Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Section 1.13     Commitment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Section 1.14     Contracts    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Section 1.15     Deposits     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Section 1.16     Disbursement Confirmation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Section 1.17     Dock No. 1   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Section 1.18     Dock No. 1 Purchase Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Section 1.19     Dock No. 1 Purchaser   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Section 1.20     Dock No. 1 Put Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Section 1.21     Docks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Section 1.22     Effective Time   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Section 1.23     Employee Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Section 1.24     Environmental Consultant   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Section 1.25     Environmental Consulting Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Section 1.26     Environmental Continuation Condition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Section 1.27     Environmental Escrow Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Section 1.28     Environmental Escrow Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Section 1.29     Environmental Escrow Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Section 1.30     Environmental Escrow Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Section 1.31     Environmental Indemnity Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Section 1.32     Environmental Liability(ies)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Section 1.33     ERISA    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Section 1.34     ERISA Affiliates     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Section 1.35     Excluded Environmental Liabilities(ies)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
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Section 1.36     Excluded Fees    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Section 1.37     Existing Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Section 1.38     Fifteenth Anniversary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Section 1.39     FTC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Section 1.40     GATC   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Section 1.41     GATC Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Section 1.42     General Indemnity Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Section 1.43     Hazardous Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
Section 1.44     HSR Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Section 1.45     Improvements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Section 1.46     Inventory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Section 1.47     Land Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Section 1.48     Legal Requirement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Section 1.49     Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Section 1.50     Material Event   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Section 1.51     Operating Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Section 1.52     Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Section 1.53     Permitted Exceptions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Section 1.54     Purchase Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Section 1.55     Purchaser Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Section 1.56     Purchaser Indemnitees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Section 1.57     Qualified Bank   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Section 1.58     Real Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Section 1.59     Refinery   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Section 1.60     Refinery Parcel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Section 1.61     Releases   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Section 1.62     Remediation Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Section 1.63     Remediation Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Section 1.64     Retained Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Section 1.65     Retained Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Section 1.66     Retained Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Section 1.67     Retained Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Section 1.68     Scheduled Closing Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Section 1.69     Seller Indemnitees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Section 1.70     Servitudes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Section 1.71     Shell Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Section 1.72     Stanley  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Section 1.73     Stanley Guaranty   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Section 1.74     Subcontract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Section 1.75     Survey   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
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Section 1.76     Tank Car Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Section 1.77     Tanks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Section 1.78     Terminal   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Section 1.79     Terminal Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
Section 1.80     Title Objections   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Section 1.81     Warehousing Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Section 1.82     WARN Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Section 1.83     Wharfage Fee     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Section 1.84     Withdrawal Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9


ARTICLE 2                 Purchase and Sale

Section 2.1      Purchase and Sale of Acquired Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
Section 2.2      Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Section 2.3      The Nonrefundable Deposits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Section 2.4      Purchase Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Section 2.5      Seller's Dock No. 1 Put Option   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
Section 2.6      Stanley Guaranty Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Section 2.7      Pro Rations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Section 2.8      Payments Under Existing Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Section 2.9      Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Section 2.10     Assumed and Retained Liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Section 2.11     Like-Kind Exchange   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13


ARTICLE 3               Representations and Warranties and Agreements of Seller

Section 3.1      Title to the Terminal Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Section 3.2      Environmental Condition of the Terminal Assets   . . . . . . . . . . . . . . . . . . . . . . . . . 14
Section 3.3      Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Section 3.4      Authority of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Section 3.5      Articles of Incorporation and Bylaws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Section 3.6      No Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
Section 3.7      Assigned Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Section 3.8      HSR Act Exemption    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Section 3.9      Seller's Employees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Section 3.10     Collective Bargaining Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Section 3.11     Employee Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Section 3.12     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
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Section 3.13     WARN Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Section 3.14     Union Contract   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Section 3.15     Existing Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Section 3.16     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Section 3.17     Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Section 3.18     No Rescission of Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Section 3.19     Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Section 3.20     Events Prior to Closing and Other Information  . . . . . . . . . . . . . . . . . . . . . . . . . . 16


ARTICLE 4                 Representations, Warranties and Agreements of
                          Purchaser

Section 4.1      Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Section 4.2      Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Section 4.3      Articles of Incorporation and Bylaws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Section 4.4      No Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Section 4.5      Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Section 4.6      Purchaser's Hiring Decisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Section 4.7      GATC Lease   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
Section 4.8      Dock Services Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Section 4.9      HSR Act Exemption    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Section 4.10     Existing Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Section 4.11     Seller's Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Section 4.12     Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Section 4.13     Events Prior to Closing and Other Information  . . . . . . . . . . . . . . . . . . . . . . . . . . 18


ARTICLE 5 Title, Survey, Purchaser's Inspection and Condition of Terminal Assets

Section 5.1      Title and Survey   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Section 5.2      Purchaser's Inspection   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Section 5.3      Condition of Terminal Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Section 5.4      Assumption of Liabilities and Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Section 5.5      No Obligation to Improve   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Section 5.6      Contents of Tanks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21


ARTICLE 6                 Action Prior to the Closing Date

Section 6.1      Preserve Accuracy of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . 21
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Section 6.2      Maintenance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Section 6.3      New Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Section 6.4      No Negotiations with Third Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Section 6.5      Reservation of Servitude   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Section 6.6      No New Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Section 6.7      Cancellation Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Section 6.8      Gauging of the Tanks   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Section 6.9      Equipment, Spare Parts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Section 6.10     Tank Car Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Section 6.11     Judgment Preventing Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Section 6.12     Title Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23


ARTICLE 7                 Conditions Precedent to Closing

Section 7.1      Representations and Warranties Accurate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Section 7.2      Performance by Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Section 7.3      Performance by Purchaser   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Section 7.4      Approvals and Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Section 7.5      Contractual Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Section 7.6      Environmental Escrow Account   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Section 7.7      Seller's Performance at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Section 7.8      Purchaser's Performance at Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25


ARTICLE 8                 Assumption of Environmental Liabilities;
                          Environmental Indemnification

Section 8.1      Definition of Environmental Liability(ies) . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
Section 8.2      Due Diligence by Purchaser   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Section 8.3      Environmental Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Section 8.4      Environmental Release and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Section 8.5      Environmental Escrow Account; Environmental Escrow Agreement;
                 Environmental Consulting Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Section 8.6      Purchaser's Remediation Activities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35


ARTICLE 9                 Default and Remedies

Section 9.1      Deposits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
Section 9.2      Purchaser's Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

                                                                                                                   PAGE
Section 9.3      Seller's Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
Section 9.4      Sole Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36


ARTICLE 10                Actions to be Taken Subsequent to the Closing Date

Section 10.1     Mutual Cooperation with Respect to Taxes and Other Financial Matters   . . . . . . . . . . . . . . 37
Section 10.2     Cooperation in Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
Section 10.3     Uncured Title Objections   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
Section 10.4     Performance Under Assigned Contracts; Indemnification  . . . . . . . . . . . . . . . . . . . . . . 37
Section 10.5     Seller's Assigned Contracts Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
Section 10.6     Seller's Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
Section 10.7     Dock Use Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
Section 10.8     Payments under Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
Section 10.9     Conveyances or Leases to Purchaser Affiliates    . . . . . . . . . . . . . . . . . . . . . . . .   38
Section 10.10    Removal of Retained Assets     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38


ARTICLE 11                Other Provisions

Section 11.1     Survival Claims for Breaches of Representations,
                 Warranties and Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
Section 11.2     Transfer, Sales and Property Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
Section 11.3     Preservation of Right to Contest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
Section 11.4     Certificates and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
Section 11.5     Attorney Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
Section 11.6     Claims Under Indemnities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
Section 11.7     Complete Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
Section 11.8     Passage of Title and Risk of Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
Section 11.9     Waiver, Discharge, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
Section 11.10    Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
Section 11.11    Jurisdiction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
Section 11.12    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
Section 11.13    Public Announcements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
Section 11.14    No Recordation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
Section 11.15    Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
Section 11.16    Titles and Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
Section 11.17    Construction   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
Section 11.18    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
Section 11.19    Assignment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

Section 11.20    Successors and Assigns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
Section 11.21    TransTexas Gas Corporation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
Section 11.22    No Third-Party Beneficiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
Section 11.23    Execution in Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44


EXHIBITS:

Exhibit "A"      -        description of Real Estate
Exhibit "B"      -        description of real estate included in Dock No. 1
Exhibit "C"      -        the Dock No. 1 Survey
Exhibit "D"      -        form of Pipeline Servitude Agreement (Dock No. 1)
Exhibit "E"      -        form of Access Servitude Agreement (Dock No. 1)
Exhibit "F"      -        form of Stanley Guaranty
Exhibit "G"      -        existing Environmental Liabilities
Exhibit "H"      -        form of GATC Lease
Exhibit "I"      -        form of Dock Services Agreement
Exhibit "J"      -        form of reservation of servitude over Dock No. 1
Exhibit "K"      -        form of Act of Sale
Exhibit "L"      -        form of Assignment and Assumption Agreement
Exhibit "M"      -        form of Subcontract
Exhibit "N"      -        form of Environmental Release and Indemnity Agreement
Exhibit "O"      -        form of General Release and Indemnity Agreement
Exhibit "P"      -        form of Cancellation Agreements
Exhibit "Q"      -        form of Environmental Consulting Agreement
Exhibit "R"      -        form of Environmental Escrow Agreement
Exhibit "S"      -        form of Seller's Officer's Certificate
Exhibit "T"      -        form of Purchaser's Officer's Certificate
Exhibit "U"      -        form of Dock Use Certificate

SCHEDULES:

Schedule 1.4     -        list of Assigned Contracts
Schedule 1.52    -        list of Permits
Schedule 1.53    -        list of Permitted Exceptions
Schedule 1.64    -        list of Retained Assets
Schedule 1.65    -        list of Retained Contracts
Schedule 1.67    -        description of Retained Litigation
Schedule 2.1(e)  -        list of personal property at the Terminal
Schedule 3.7     -        Assigned Contracts exceptions

                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT (this "Agreement"), entered into as of the 19th day of September, 1997, between GATX Terminals Corporation, a Delaware corporation ("Seller") and TransAmerican Refining Corporation, a Texas corporation ("Purchaser") with respect to certain property located in St. Charles Parish, Louisiana.


                                R E C I T A L S

         A. Seller is the owner of a bulk liquid terminal facility at Norco, St. Charles Parish, Louisiana.

         B. Seller's real estate at Norco includes approximately 240.8 acres within the fence line of Seller's Norco terminal facility between the Mississippi River and U.S. Highway #61 and approximately 463 acres of wetlands, the majority of which wetlands are on the north side of U.S. Highway #61 and approximately 1.149 acres subject to a 50' I.C. Railroad right of way (the "Real Estate"). The Real Estate is more particularly described on Exhibit "A" attached hereto and made a part hereof. Approximately 84 above ground storage tanks with a shell capacity of approximately 5.5 million barrels (the "Tanks") are located on the Real Estate.

         C. Purchaser has constructed and operated an oil refinery and related facilities (the "Refinery") on certain property (the "Refinery Parcel") owned by Purchaser and located adjacent to the Real Estate.

         D. Purchaser warehoused certain of its commodities in certain of the Tanks at various times since 1971 under a Warehousing Agreement and an Operating Agreement with Seller in connection with Purchaser's operation of the Refinery.

         E. John R. Stanley, a resident of Texas ("Stanley") is an indirect shareholder of Purchaser, and is an officer of Purchaser.

         F. Seller has entered or expects to enter into an asset purchase agreement (the "Dock No. 1 Purchase Agreement") with Shell Norco Refining Company (the "Dock No. 1 Purchaser"), pursuant to which Seller may convey Dock No. 1 (as hereinafter defined) to the Dock No. 1 Purchaser or an affiliate of the Dock No. 1 Purchaser.

         G. Purchaser desires to acquire from Seller the Real Estate, the Tanks, the Docks and the other Acquired Assets (as hereinafter defined), all in accordance with the terms and conditions contained in this Agreement.

         H. General American Transportation Corporation, a New York corporation ("General American") is the parent of Seller. The transactions contemplated under this Agreement will benefit General American.

         I. Therefore, in consideration of the mutual covenants, agreements, benefits and burdens hereinafter set forth, and other good and valuable consideration, Purchaser and Seller agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

         For purposes of this Agreement the following terms shall have the following respective meanings:

         1.1     Acquired Assets:  shall have the meaning set forth in Section
2.1 hereof.

         1.2 Act of Sale: shall have the meaning set forth in Section 7.7(a) hereof.

         1.3 Actual Knowledge: shall mean the actual knowledge of (i) Mr. Bruce Thompson, formerly General Manager of the Norco Business Unit, currently Director of Global and National Accounts, (ii) Mr. Tony Thevenot, Manager of the Norco Terminal, (iii) Mr. Richard Rykosky, EHS Manager of the Norco Terminal, or (iv) Ms. Usha Mehra, Environmental Health and Safety Manager, Gulf Region, and shall not be construed to refer to the knowledge of any other officer, agent or employee of Seller or any affiliate of Seller.

         1.4     Assigned Contracts:  shall mean all Contracts designated on
Schedule 1.4, which, at Seller's option, will be either assigned or subcontracted to Purchaser.

         1.5 Assigned Records: shall mean the records to be transferred by Seller to Purchaser as described in Section 2.1(i).

         1.6     Assumed Liabilities:  shall have the meaning set forth in
Section 2.10 hereof.

         1.7 Bonds: shall have the meaning ascribed thereto in the Financing Documents as that term is defined in the Trust Indenture between the South Louisiana Port Commission and Harris Trust and Savings Bank dated as of December 1, 1992 regarding $13,330,000 Principal Amount South Louisiana Port Commission Terminal Revenue Refunding Bonds, Series 1993.

         1.8     Cancellation Agreements:  shall have the meaning set forth in
Section 6.7 hereof.

         1.9 Casualty: shall mean any (1) fire, explosion; or (2) Act of God, including hurricane, cyclone or flood; (3) any other acts of a similar nature; or (4) any other act or event for which Seller currently has casualty insurance coverage in effect.

         1.10 Claim: shall have the meaning set forth in Section 11.6 hereof.

         1.11 Closing: shall have the meaning set forth in Section 2.2 hereof.

         1.12 Closing Date: shall have the meaning set forth in Section 2.2 hereof.

         1.13 Commitment: shall have the meaning set forth in Section 5.1 hereof.

         1.14 Contracts: shall mean all written contracts, instruments, agreements, purchase orders, sales contracts, leases, licenses and franchises between Seller (or Seller and/or one or more affiliates of Seller) and third parties relating to the business, assets or operations of the Terminal.

         1.15 Deposits: shall have the meaning set forth in Section 2.3(b) hereof.

         1.16 Disbursement Confirmation: shall have the meaning set forth in the Environmental Consulting Agreement.

         1.17 Dock No. 1: shall mean the real estate described in Exhibit "B" attached hereto and made a part hereof, together with that certain dock internally designated by Seller as "Ship Dock #1" and all component parts thereof, substantially as shown on the survey attached hereto and made a part hereof as Exhibit "C" (the "Dock No. 1 Survey"), including without limitation, dockline numbers 23, 26, 27 and 40 and the 3" fresh water line paralleling dockline number 26.

         1.18 Dock No. 1 Purchase Agreement: shall have meaning set forth in Recital F hereof.

         1.19 Dock No. 1 Purchaser: shall have meaning set forth in Recital F hereof.

         1.20    Dock No. 1 Put Option:  shall have the meaning set forth in
Section 2.5 hereof.

         1.21 Docks: shall mean the three docks internally designated by Seller as "Ship Docks #'s 2, 3 and 4" and all appurtenances thereto, situated on and in the Mississippi River adjacent to the portion of the Real Estate fronting on the Mississippi River, all as shown on the Survey.

         1.22 Effective Time: shall mean 9:00 a.m. Central Daylight Time on the Closing Date.

         1.23 Employee Benefit Plans: shall mean all Employee Benefit Plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, vacation or other benefit plans, programs or arrangements, or any collective bargaining agreement, with respect to which

Seller or any member of Seller's controlled group (within the meaning of Section 414(b), (c) or (m) of the Internal Revenue Code of 1986, as amended (collectively, "ERISA Affiliates"), has any obligation or which are maintained, contributed to or sponsored by Seller or any ERISA Affiliate for the benefit of any current employee of Seller located at the Terminal.

         1.24    Environmental Consultant:  shall have the meaning set forth in
Section 8.5(a) hereof.

         1.25 Environmental Consulting Agreement: shall mean an agreement among Seller, Purchaser and the Environmental Consultant substantially in the form of Exhibit "Q" attached hereto and made a part hereof.

         1.26 Environmental Continuation Condition: shall mean a determination made by the Environmental Consultant on or before the Fifteenth Anniversary pursuant to the Environmental Consulting Agreement that, effective on the Fifteenth Anniversary, Remediation Activities required by a Legal Requirement respecting the Terminal Assets to satisfy an Environmental Liability have not been completed.

         1.27 Environmental Escrow Account: shall have the meaning set forth in Section 8.5 (d) hereof.

         1.28 Environmental Escrow Agent: shall have the meaning set forth in Section 8.5(b).

         1.29 Environmental Escrow Agreement: shall mean an agreement among Seller, Purchaser and Environmental Escrow Agent substantially in the form of Exhibit "R" attached hereto and made a part hereof.

         1.30 Environmental Escrow Termination Date: shall mean the earlier to occur of (i) the proper disbursement of all the funds in the Environmental Escrow Account, (ii) the Fifteenth Anniversary provided that no Environmental Continuation Condition exists on the Fifteenth Anniversary, or (iii) if an Environmental Continuation Condition exists on the Fifteenth Anniversary, the satisfaction of the Environmental Continuation Condition.

         1.31 Environmental Release and Indemnity Agreement: shall mean an agreement, substantially in the form of Exhibit "N" attached hereto and made a part hereof, which sets forth all of Purchaser's environmental indemnity obligations under this Agreement.

         1.32 Environmental Liability(ies): shall have the meaning set forth in Section 8.1 hereof.

         1.33 ERISA: shall have the meaning set forth in Section 1.23 hereof.

         1.34    ERISA Affiliates:  shall have the meaning set forth in Section
1.23 hereof.

         1.35 Excluded Environmental Liability(ies): shall mean any Environmental Liability relating to the Terminal Assets (i) that exists as of the date of this Agreement or arises between the date of this Agreement and the Effective Time, and (ii) of which Seller has Actual Knowledge, and (iii) that is not disclosed on Exhibit "G" hereof, or, with respect to any such Environmental Liability arising between the date of this Agreement and the Effective Time, is not disclosed to Purchaser prior to the Closing hereunder. In addition to the above, the term "Excluded Environmental Liability(ies)" shall include any claim, exposure, liability, potential liability or obligation for any damage to property other than the Terminal Assets and the Refinery Parcel as a result of a Release from the Terminal Assets which occurred prior to the Closing Date, including without limitation, any and all claims, demands and liabilities (including any reasonable attorneys' fees in connection therewith) arising from or in connection with the Guste v. Shell Oil Co., Civil Action No. 95-0601 pending in the U.S. District Court for the Eastern District of Louisiana (the "Shell Litigation") and/or any other subsequent action, proceeding, notice or cause of action that is brought in the future by any private, public and/or governmental party in connection with or arising out of the facts and circumstances which were the subject matter of the Shell Litigation. Additionally, the term "Excluded Environmental Liability(ies)" shall include any Liability arising out of wrongful death, personal injury, mental anguish, fear of contracting disease or injury, cost of medical monitoring or any other claims based on occurrences prior to the Closing Date, to the extent the injury or exposure occurred prior to the Closing Date.

         1.36 Excluded Fees: shall have the meaning set forth in Section 8.4(c) hereof.

         1.37    Existing Agreements:  shall have the meaning set forth in
Section 3.15 hereof.

         1.38    Fifteenth Anniversary:  shall mean the date which is fifteen
(15) years after the Closing Date.

         1.39    FTC:  shall have the meaning set forth in Section 3.8 hereof.

         1.40    GATC:  shall have the meaning set forth in Section 4.7 hereof.

         1.41 GATC Lease: shall have the meaning set forth in Section 4.7 hereof.

         1.42 General Release and Indemnity Agreement : shall mean an agreement, substantially in the form of Exhibit "O" attached hereto and made a part hereof, which sets forth all of Seller's and Purchaser's indemnity obligations (other than environmental indemnity obligations) under this Agreement.

         1.43    Hazardous Materials:  shall have the meaning set forth in
Section 8.1 hereof.

         1.44 HSR Act: shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended or modified.

         1.45 Improvements: shall mean all buildings, improvements and other constructions located on the Real Estate (other than the Tanks and the Docks), and all component parts thereof.

         1.46 Inventory: shall mean the contents of all of the Tanks, together with all line fill, unit fill, and tank bottoms (except product owned by Seller's customers).

         1.47 Land Lease: shall mean that certain Amended and Restated Land Lease Agreement (Contract No. 86-583) between Seller and Purchaser dated April 29, 1997.

         1.48    Legal Requirement:  shall have the meaning set forth in
Section 8.1 hereof.

         1.49 Liabilities: shall mean, as to any person or entity, all debts, adverse claims, liabilities and obligations, direct, indirect, absolute or contingent of such person or entity, whether accrued, vested or otherwise, whether in contract, tort or otherwise and whether or not actually reflected, or required by generally accepted accounting principles to be reflected, in such person's or entity's balance sheets or other books and records, including, without limitation, (i) obligations arising under any law, rule or regulation of any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or imposed by any court or any arbitrator of any kind; and (ii) obligations arising in connection with products sold or services rendered by, or under contracts, agreements (whether written or oral), leases, commitments or undertakings of, such person or entity.

         1.50    Material Event:  shall have the meaning set forth in Section
11.8 hereof.

         1.51 Operating Agreement: shall mean that certain Operating Agreement between Seller and Purchaser dated January 11, 1989, as amended.

         1.52 Permits: shall mean all permits, licenses, authorizations, approvals or other indicia of authority issued by any governmental agency, authority or other instrumentality of the United States or any state or political subdivision thereof to Seller as of the Closing (i) to own, occupy or operate the Terminal Assets, or (ii) to transport or store any substance (including without limitation any Hazardous Material) in, on or through any of the Terminal Assets.

         1.53 Permitted Exceptions: shall mean (i) all servitudes and other encumbrances (excluding liens) existing on the date of this Agreement on any of the Terminal Assets noted on Schedule 1.53 attached hereto and made a part hereof and any other servitudes or encumbrances existing on the date of this Agreement and not shown on Schedule 1.53, of which Seller has no Actual Knowledge; and (ii) any servitudes or other encumbrances (other than liens) arising between the date of this Agreement and the Closing Date which do not materially impair the value or utility of the Terminal Assets subject thereto, including without limitation the Servitudes. Seller acknowledges that the term "Permitted Exceptions" shall not include any liens, judicial mortgages or encumbrances arising from or in connection with the Tank Car Litigation.

         1.54 Purchase Price: shall have the meaning set forth in section 2.4(a) hereof.

         1.55 Purchaser Affiliates: shall mean all present and future corporations, partnerships, limited partnerships, limited liability companies and unincorporated associations that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, Purchaser.

         1.56 Purchaser Indemnitees: shall mean Purchaser, its insurers, its present, former and future officers, directors, stockholders, employees, agents and direct or indirect parents and affiliated companies and their successors and assigns, and the insurers of all of them.

         1.57 Qualified Bank: shall have the meaning set forth in Section 8.5(b) hereof.

         1.58 Real Estate: shall have the meaning set forth in Recital B hereof.

         1.59 Refinery: shall have the meaning set forth in Recital C hereof.

         1.60 Refinery Parcel: shall have the meaning set forth in Recital C hereof.

         1.61 Releases: shall have the meaning set forth in Section 8.1 hereof.

         1.62    Remediation Activities:  shall have the meaning set forth in
Section 8.5(f) hereof.

         1.63    Remediation Costs:  shall have the meaning set forth in
Section 8.5(f)  hereof.

         1.64    Retained Assets:  shall mean the following assets of Seller:
(i) Seller's cash and bank accounts, (ii) accounts receivable owed to Seller by reason of deliveries or services made by or for the Terminal prior to the Effective Time, (iii) all Retained Contracts (including without limitation all Employee Benefit Plans), and all rights thereunder, (iv) the books and records of Seller which are not Assigned Records under Section 2.1(i) hereof, including without limitation all of Seller's employee personnel files and records, and all customer and Seller proprietary information and documents, (v) all computer hardware and software systems such as Galahad (inventory and scheduling system), Lawson (financial and purchasing systems) and CAS (Customer Administrative System), and (vi) Seller's name, good will and tax attributes, all of which assets and rights are not being sold and transferred to Purchaser hereunder.

         1.65    Retained Contracts:  shall mean the Contracts designated on
Schedule 1.65 attached hereto and made a part hereof and all other Contracts, agreements and undertakings between Seller and any third party not expressly assumed by Purchaser as described on Schedule 1.4.

         1.66    Retained Liabilities:  shall have the meaning set forth in
Section 2.10(b) hereof.

         1.67 Retained Litigation: shall mean the litigation matters described on Schedule 1.67 attached hereto and made a part hereof.

         1.68    Scheduled Closing Date:  shall have the meaning set forth in
Section 2.2 hereof.

         1.69 Seller Indemnitees: shall mean Seller, its insurers, its present, former and future officers, directors, stockholders, employees, agents and direct or indirect parents and affiliated companies and their successors and assigns, and the insurers of all of them.

         1.70 Servitudes: shall mean the servitudes intended to be granted by Seller to the Dock No. 1 Purchaser in connection with the consummation of the transactions contemplated in the Dock No. 1 Purchase Agreement, which servitudes (assuming that the transactions contemplated in the Dock No. 1 Purchase Agreement are consummated) shall be granted pursuant to (i) a Pipeline Servitude Agreement substantially in the form of Exhibit "D" attached hereto and made part hereof, and (ii) an Access Servitude Agreement substantially in the form of Exhibit "E" attached hereto and made a part hereof.

         1.71    Shell Litigation:  shall have the meaning set forth in Section
1.35 hereof.

         1.72 Stanley: shall have the meaning set forth in Recital E hereof.

         1.73    Stanley Guaranty:  shall have the meaning set forth in Section
2.6 hereof.

         1.74 Subcontract: shall have the meaning set forth in Section 7.7(b)(ii) hereof.

         1.75 Survey: shall have the meaning set forth in Section 5.1 hereof.

         1.76 Tank Car Litigation: shall mean the In Re New Orleans Tank Car Leakage Fire Litigation, Civil Action No. 87-16374 pending in the Civil District Court for the Parish of Orleans, State of Louisiana.

         1.77    Tanks:  shall have the meaning set forth in Recital B hereof.

         1.78 Terminal: shall mean Seller's Norco terminal facility and all related assets, including the Terminal Assets.

         1.79 Terminal Assets: shall mean the Real Estate, (including the immovable property conveyed by Seller to the South Louisiana Port Commission pursuant to an act of sale dated August 4, 1981, recorded in C.O.B. 269, Folio 373, and an act of sale dated May 23, 1983, recorded in C.O.B. 296, Folio 688 of the conveyance records of St. Charles Parish, Louisiana), the Improvements, the Docks, the Tanks, the Inventory, other storage facilities and equipment, pipelines, and other tangible personal property located on or used in connection with any of the foregoing, but excluding, except as otherwise expressly provided in Section 2.5 hereof, Dock No. 1, and excluding the Retained Assets.

         1.80    Title Objections:  shall have the meaning set forth in Section
10.3 hereof.

         1.81    Warehousing Agreement:    shall mean that certain Revised and
Restated Warehousing Agreement between Seller and Purchaser dated January 11, 1989, as amended, and providing, among other things, for the warehousing by Purchaser and one of its affiliates of certain commodities in the facilities owned by Seller and located on the Real Estate, including in particular, the Tanks.

         1.82 WARN Act: shall mean the Worker's Adjustment Retraining and Notification Act, as amended or modified.

         1.83 Wharfage Fee: shall mean that certain wharfage fee payable to the South Louisiana Port Commission under the terms of the Bonds. Said wharfage fee is payable in lieu of dockage fees being levied on vessels berthing at the Docks which are related to the project funded by the Bonds. The wharfage fee is $2,500.00 per month to and including May 1, 2003 and $1,200.00 per month thereafter until the Bonds are retired.

         1.84 Withdrawal Date: shall have the meaning set forth in Section 8.5(h) hereof.


                                   ARTICLE 2

                               PURCHASE AND SALE

         2.1 Purchase and Sale of Acquired Assets. Subject to the terms and conditions set forth in this Agreement, at the Closing (but effective as of the Effective Time), Seller shall sell, assign, transfer, grant, convey and deliver to Purchaser, and Purchaser shall purchase, acquire, assume and accept, free and clear of all liens and security interests, but subject to all Permitted Exceptions, all of Seller's right, title and interest in and to the assets, properties, rights, obligations and contracts described in the following paragraphs (a) through (l) (the "Acquired Assets"):

                 (a)      The Real Estate;

                 (b)      The Improvements;

                 (c)      The Tanks;

                 (d)      The Docks;

                 (e) All the machinery, equipment, furniture, fixtures, boats, trailers, trucks, automobiles, cranes, tools, spare parts and other tangible personal property owned by Seller at the Terminal including without limitation all the personal property listed or referenced in Schedule 2.1(e);

                 (f)      The Inventory;

                 (g) All assignable rights of Seller, if any, under or pursuant to all warranties, representations and guarantees made by suppliers, licensors, manufacturers and contractors in connection with Terminal Assets to the extent that such warranties, representations and guarantees (i) relate to claims that accrue or arise on or after the Effective Time, (ii) create an obligation to repair or replace Terminal Assets (or refund the purchase price therefor), (iii) constitute warranties of title or (iv) relate to claims which have not been asserted prior to the Effective Time (whether or not such claims accrued or arose prior to the Effective Time);

                 (h) All rights, obligations and interests of Seller as of the Closing Date in, to and under all Assigned Contracts that are assigned to Purchaser (including without limitation all customer deposits and prepayments), and all obligations of Seller as of the Closing Date under the Assigned Contracts that are subcontracted to Purchaser;

                 (i) All of Seller's records directly relating to the ownership, operation and maintenance of the Terminal Assets, including without limitation all training, safety, and maintenance manuals, environmental records, guidelines, procedures and manuals, and all records relating to the Permits or the Assigned Contracts, but excluding the Retained Assets;

                 (j) All Permits, but only to the extent assignable, and any pending applications therefor;

                 (k)      the Assumed Liabilities; and

                 (l) the rights and benefits in favor of Purchaser under the General Release and Indemnity Agreement.

         2.2 Closing. The Closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Phelps Dunbar, L.L.P. in New Orleans, Louisiana, following the satisfaction or written waiver of the conditions precedent set forth in Article 8, on or before October 1, 1997, or such later date as provided for hereunder (the "Scheduled Closing Date"). The date on which the Closing actually occurs shall be referred to herein as the "Closing Date." If the Closing shall not have occurred on the Scheduled Closing Date, or as same may be extended pursuant to the express terms of this Agreement, then this Agreement shall be deemed to have terminated.

         2.3      The Nonrefundable Deposits.

                 (a) Seller acknowledges that Purchaser has heretofore made to Seller a nonrefundable (except as provided in Section 9.1 hereof) initial deposit (the "Initial Deposit") of FIVE MILLION AND NO/100 ($5,000,000.00) DOLLARS in connection with the transactions contemplated by this Agreement.

                 (b) Upon execution of this Agreement, Purchaser shall make an additional nonrefundable (except as provided in Section 9.1 hereof) deposit (the "Additional Deposit", and together with the Initial Deposit, the "Deposits") of FIVE MILLION AND NO/100 ($5,000,000.00) DOLLARS. The Deposits shall not include any interest which may be earned thereon. The Additional Deposit shall be paid to Seller by wire transfer of immediately available funds to Seller's account at the First National Bank of Chicago; and this Agreement shall not be effective until the Additional Deposit is received by Seller. The Deposits are not, and shall not be deemed to be, earnest money.
Notwithstanding the foregoing, Seller acknowledges that the Additional Deposit will be paid as part of the Purchase Price at Closing.

         2.4     Purchase Price.

                 (a)      The Purchase Price shall be either

                          (i)     FORTY MILLION AND NO/100 ($40,000,000.00)
                          DOLLARS cash if Seller does not exercise the Dock No. 1 Put Option, or

                          (ii)    FORTY-SEVEN MILLION AND NO/100
                          ($47,000,000.00) DOLLARS cash if Seller exercises the Dock No. 1 Put Option,

                 (b) Purchaser acknowledges that the cash Purchase Price, as described above in Section 2.4(a), reflects that Seller has and will receive additional consideration from Purchaser for the conveyance by Seller to Purchaser of the Acquired Assets, in the form of Purchaser's indemnity obligations under the General Release and Indemnity Agreement and the Environmental Release and Indemnity Agreement.

                 (c) At the Closing, Purchaser shall pay Seller, by wire transfer of immediately available funds or other payment mechanism satisfactory to Seller, an amount equal to the cash portion of the Purchase Price less the Deposits, and subject to pro rations as set forth in Section 2.7 hereof.


         2.5 Seller's Dock No. 1 Put Option. At any time between the date of this Agreement and the Closing, Seller shall have the right (the "Dock No. 1 Put Option"), upon written notice to Purchaser, to include Dock No. 1 in the Acquired Assets. In the event that Seller exercises the Dock No. 1 Put Option, notwithstanding anything in this Agreement to the contrary, the terms

"Acquired Assets", "Terminal Assets", and "Docks" shall be deemed to be automatically amended to include Dock No. 1, and the applicable conveyance documents referenced in Section 7.7 hereof shall be amended to include the conveyance of all of Seller's right, title and interest in and to Dock No. 1. Additionally, in the event that Seller exercises the Dock No. 1 Put Option after September 5, 1997, Purchaser shall have the right, upon written notice to Seller, to delay the Scheduled Closing Date for up to fourteen (14) days in order to arrange for funding of the incremental portion of the Purchase Price relating to Dock No. 1; provided, however, that nothing herein shall be construed to make Purchaser's obligations under this Agreement, including without limitation Purchaser's obligation to purchase Dock No. 1 if Seller exercises the Dock No. 1 Put Option, in any way conditioned upon Purchaser's ability to secure financing or funding for any portion of the Purchase Price.

         2.6 Stanley Guaranty Obligation. Contemporaneously with the execution of this Agreement, Purchaser shall cause Stanley to execute and deliver to Seller a Guaranty Agreement (the "Stanley Guaranty") substantially in the form of Exhibit "F" attached hereto and made a part hereof. Also, prior to the date of this Agreement, Stanley shall have delivered to Seller evidence reasonably satisfactory to Seller of Stanley's ability or, in lieu thereof, Purchaser's ability to satisfy his obligations under the Stanley Guaranty.

         2.7 Pro Rations. The amount of any prepayments paid to Seller by customers under Assigned Contracts shall be prorated as of the Closing Date. Additionally, any expense paid by Seller prior to Closing directly related to services to be rendered on or under Assigned Contracts subsequent to Closing shall be netted against any amounts due Purchaser. If the net of all such adjustments produces an amount owing to Purchaser, such amount shall be credited against the Purchase Price at Closing; or if the net of all such adjustments produces an amount owing to Seller, such amount shall be added to the Purchase Price at Closing.

                 In addition, adjustment and proration of real estate and personal property taxes shall be handled between the parties as provided in
Section 11.2(b). Further, nothing contained herein shall serve to alter and/or modify Seller's obligations under Section 2.10(b).

         2.8 Payments Under Existing Agreements. At the Closing, Purchaser shall pay to Seller, in immediately available funds, all amounts due and owing to Seller under the Existing Agreements for services provided prior to Closing. Further, this Section is subject to the proration provisions of Section 2.7 hereof.

         2.9 Accounts. Any payments made by wire transfer of immediately available funds to a party hereto shall be made to an account or accounts which shall be designated by such party to the other party at least two business days prior to payment.

         2.10    Assumed and Retained Liabilities.

                 (a) On the terms and subject to the conditions set forth in this Agreement, Purchaser agrees to assume at the Closing (i) all of Seller's Liabilities under the Assigned Contracts (other than any Liability to customers for shortages in customer products stored in the Tanks at Closing), (ii) Seller's obligation to pay the Wharfage Fee from and after the Closing Date,
(iii) all Liabilities for occurrences on or after the Closing Date and arising out of the condition (except for Environmental Liabilities and Excluded Environmental Liabilities, which are addressed in Section 8.4 hereof) of the Terminal Assets at Closing and thereafter, and (iv) all Environmental Liabilities, other than Excluded Environmental Liabilities (collectively, the "Assumed Liabilities").

                 (b)      Purchaser will not assume, and Seller shall retain,
(i) any Liabilities of Seller under the Retained Contracts, (ii) any Liabilities of Seller under the Bonds (with the exception of the obligation to pay the Wharfage Fee from and after the Closing Date), (iii) any Liabilities of Seller under the Retained Litigation, (iv) the Excluded Environmental Liabilities, (v) Liability to customers for shortages in customer product stored in the Tanks at Closing as determined by the gauging of the Tanks to be conducted pursuant to Section 6.8 hereof, (vi) fines, penalties and fees incurred by Seller prior to the Closing, and (vii) any other Liabilities of Seller which are not Assumed Liabilities (collectively, the"Retained Liabilities").

         2.11    Like-Kind Exchange.

                 (a) It is Seller's intention to exchange all or a portion of the Acquired Assets for other property of like-kind in a non-simultaneous exchange (the "Non-Simultaneous Exchange") under such terms and conditions as qualify for the nonrecognition of gain pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. At Seller's election, made to Purchaser prior to the transfer of the Acquired Assets to Purchaser at the Closing, and pursuant to an assignment in the form of Exhibit "V" attached hereto and made a part hereof, (the "Exchange Assignment"), Purchaser's obligation to pay the Purchase Price to Seller at Closing shall be fulfilled by Purchaser's deposit of such amount at the Closing in immediately available funds by bank wire transfer in a trust established with Cole Taylor Bank as trustee (the "Trustee"), pursuant to an exchange trust agreement between Seller and the Trustee.

                 (b) Purchaser shall execute a copy of the Exchange Assignment and return such copy to Seller solely for the purposes of acknowledging receipt of the notice from Seller that Seller intends to effectuate the Non- Simultaneous Exchange. The like-kind exchange referred to in Section 2.11(a) hereof shall not affect any obligations of Seller under the terms of this Agreement, or other closing documents, including without limitation the General Release and Indemnity Agreement.

                                   ARTICLE 3

              REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLER

         Seller represents and warrants to Purchaser and agrees as follows:

         3.1 Title to the Terminal Assets. Seller has not, by its own act or acts, (i) conveyed (except for conveyances to the South Louisiana Port Commission referred to in Section 1.79 hereof, which have been redeemed) the Terminal Assets, or any part thereof, to any party other than Purchaser, (ii) granted or created any encumbrances on the Terminal Assets or any part thereof, except for the Permitted Exceptions, or (iii) granted any lien on the Terminal Assets or any part thereof or pledged the Terminal Assets or any part thereof as collateral or security for any debt or obligation (including without limitation, the Bonds). Seller warrants that title to the Terminal Assets is not encumbered by a judicial mortgage arising from or in connection with the Tank Car Litigation. Seller has no Actual Knowledge of any liens, security interests, servitudes or other encumbrances existing on the date of this Agreement on any of the Terminal Assets, other than those shown on Schedule
1.53 hereof.

         3.2 Environmental Condition of the Terminal Assets. To Seller's Actual Knowledge, all existing Environmental Liabilities arising out of the Terminal Assets and their prior use or operation are set forth on Exhibit "G", attached hereto and made a part hereof.

         3.3 Existence. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the right, power and authority to enter into this Agreement and to sell the Acquired Assets in accordance with the terms and conditions of this Agreement.

         3.4 Authority of Seller. This Agreement and all instruments and documents delivered or to be delivered by Seller hereunder have been duly authorized pursuant to resolutions of Seller's board of directors, a certified copy of which was delivered to Purchaser contemporaneously with the execution of this Agreement, and do and shall constitute valid and binding agreements of Seller.

         3.5 Articles of Incorporation and Bylaws. The execution of this Agreement and the consummation of the transactions contemplated herein do not violate any provision of the Articles of Incorporation or Bylaws of Seller.

         3.6 No Defaults. Neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement, decree, order, judgment, or instrument to which the Seller is bound.

         3.7 Assigned Contracts. Schedule 1.4 lists all of the Assigned Contracts. Except as otherwise disclosed on Schedule 3.7, all Assigned Contracts are in full force and effect, are valid and enforceable in accordance with their terms, all requisite consents for the assignments have been obtained, and no condition exists or event has occurred which, with notice or lapse of time or both, would constitute a material default on the part of Seller under any thereof.

         3.8 HSR Act Exemption. Seller agrees that transactions contemplated in this Agreement are not reportable under the HSR Act.

         3.9 Seller's Employees. The employment of Seller's employees at the Terminal will end effective before the Effective Time on the Closing Date, and at or after the Effective Time none of Seller's employees, other than Seller's representative referenced in Section 10.6 hereof, will be employed by Seller at the Terminal.

         3.10 Collective Bargaining Agreements. Seller's current union contract with OCAW, Local 4-447 is the only collective bargaining agreement in effect with respect to Seller's employees at the Terminal.

         3.11 Employee Benefit Plans. Seller hereby agrees to indemnify and hold Purchaser harmless at all times from and after the Closing Date against and in respect of any losses, liabilities, and damages incurred by Purchaser (including reasonable out-of-pocket costs, charges and expenses resulting from participation of officers or employees of the Purchaser in defense thereof) that result or arise from any ERISA claim, unfunded vested benefit claim or withdrawal liability claim, which is made by or on behalf of any current employee of Seller and relates to any of the Employee Benefit Plans.

         3.12 Taxes. All real estate and ad valorem taxes and any other tax assessments against the Terminal Assets for all calendar years prior to the calendar year of Closing have been paid in full.

         3.13 WARN Act. Seller acknowledges that it understands that the WARN Act may be applicable to the transactions contemplated by this Agreement. Seller agrees that, with respect to the transactions contemplated by this Agreement, it will be solely responsible for complying with the WARN Act and any rules or regulations promulgated thereunder. Seller agrees to indemnify and hold Purchaser Indemnitees harmless at all times from and after the Closing Date against and in respect of any losses, liabilities and damages incurred by Purchaser Indemnitees that result or arise from any violation or alleged violation by Seller of the WARN Act or any rules or regulations promulgated thereunder, and from all claims, suits, actions, proceedings, demands, assessments, judgments, costs, attorney's fees and expenses incident to such violations or alleged violations, including those out-of-pocket costs, charges and expenses resulting from the participation of officers or employees of Purchaser in defense thereof.

         3.14 Union Contract. Seller agrees to indemnify and hold Purchaser Indemnitees harmless at all times from and after the Closing Date against and in respect of any losses, liabilities and damages incurred by Purchaser Indemnitees that result or arise from any breach or alleged breach of Seller's current union contract with OCAW, Local 4-447, and from all claims, suits, actions, proceedings, demands, assessments, judgments, costs, attorney's fees and expenses incident to such breach or alleged breach by Seller, including those out-of-pocket costs, charges and expenses resulting from the participation of officers or employees of Purchaser in defense thereof.

         3.15 Existing Agreements. Seller agrees that any and all existing Contracts between Seller and Purchaser and/or one or more of Purchaser's affiliates relating to or involving the use of any of the Terminal Assets (including without limitation the Land Lease, the Warehousing Agreement and the Operating Agreement, collectively, the "Existing Agreements") shall terminate upon the Closing; and Purchaser and its affiliates shall have no further liability to Seller under any of the Existing Agreements with the exception of the payment of all amounts which are due and owing to Seller for services provided prior to Closing. Further, this Section is subject to the proration provisions of Section 2.7 hereof.

         3.16 Insurance. Contemporaneously with the execution of this Agreement, Seller has furnished Purchaser with a certificate evidencing that the Terminal Assets are covered by property insurance at replacement value. Purchaser has been added to such policies as a loss payee, and such policies may not be canceled except upon thirty (30) days advance written notice to Purchaser.

         3.17 Permits. Schedule 1.52 lists all of the Permits. Seller makes no representation or warranty, however, that the Permits are all of the permits, licenses, authorizations or approvals required in connection with the ownership or operation of the Terminal Assets.

         3.18 No Rescission of Sale. In the event that the Closing occurs, Seller agrees that, except in the event of a failure by Purchaser to pay the Purchase Price (as set forth in Section 2.4(a) hereof), Seller shall not have any right, and Seller hereby waives any right that it may have, to rescind the sale of the Acquired Assets by Seller to Purchaser.

         3.19 Finders. Seller has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions provided for in this Agreement.

         3.20 Events Prior to Closing and Other Information. Seller shall immediately notify Purchaser in writing of any event or condition known to Seller, which occurs prior to Closing hereunder, which causes a change in the facts relating to, or the truth of, any of the above representations and warranties contained in this Article 3.

                                   ARTICLE 4

            REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF PURCHASER

         Purchaser represents and warrants to Seller and agrees as follows:

         4.1 Existence. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, and has the right, power, and authority to enter into this Agreement and to purchase the Acquired Assets in accordance with the terms and conditions of this Agreement.

         4.2 Authority. This Agreement and all instruments and documents delivered or to be delivered by Purchaser hereunder have been duly authorized pursuant to resolutions of Purchaser's board of directors, a certified copy of which was delivered to Seller, contemporaneously with the execution of this Agreement, and do and shall constitute valid and binding agreements of Purchaser.

         4.3 Articles of Incorporation and Bylaws. The execution of this Agreement and the consummation of transactions contemplated hereby do not violate any provision of the Articles of Incorporation or Bylaws of Purchaser.

         4.4 No Defaults. Neither the execution of this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement, decree, order, judgment, or instrument to which Purchaser is a party or by which Purchaser is bound.

         4.5 Approvals. Prior to Closing, the Purchaser shall obtain all amendments, approvals, consents, waivers, notices, and authorizations required for the consummation by Purchaser of the transactions contemplated herein from any governmental authorities, and any other persons or entities, other than approvals relating to the assignment by Seller to Purchaser of the Assigned Contracts.

         4.6 Purchaser's Hiring Decisions. Purchaser agrees to indemnify and hold Seller Indemnitees harmless at all times from and after the date of this Agreement against and in respect of any losses, liabilities and damages incurred by Seller Indemnitees that result or arise from any claims brought by any of Seller's employees based upon Purchaser's unlawful or alleged unlawful refusal to hire such employees, and from all suits, actions, proceedings, demands, assessments, judgments, costs, attorney's fees and expenses incident to such claims, including those out-of- pocket costs, charges and expenses resulting from the participation of officers or employees of Seller in defense thereof.

         4.7 GATC Lease. Purchaser recognizes that Seller's affiliate, General American Transportation Corporation ("GATC") is currently using a portion of the Terminal as a railcar facility. Purchaser agrees to enter into a lease (the "GATC Lease") with GATC at Closing in substantially the form of Exhibit "H" attached hereto and made a part hereto.

         4.8 Dock Services Agreement. In the event that the transactions contemplated in the Dock No. 1 Purchase Agreement are consummated, Purchaser agrees that the Dock Services Agreement between Seller and Dock No. 1 Purchaser substantially in the form of Exhibit "I" attached hereto and made a part hereof shall be an Assigned Contract under this Agreement.

         4.9 HSR Act Exemption. Purchaser agrees that the transactions contemplated in this Agreement are not reportable under the HSR Act.

         4.10 Existing Agreements. Purchaser agrees that the Existing Agreements shall terminate upon the Closing; and Seller shall have no further liability to Purchaser or any of Purchaser's affiliates under any of the Existing Agreements.

         4.11 Seller's Records. Purchaser acknowledges that Seller has made and makes no representations or warranties regarding the Assigned Records. Purchaser agrees that it is not entitled to and will not rely on (i) any information contained in the Assigned Records, or (ii) training provided by Seller to any employees of Purchaser in connection with Purchaser's ownership, operation and maintenance of the Terminal Assets.

         4.12 Finders. Purchaser has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions provided for in this Agreement.

         4.13 Events Prior to Closing and Other Information. Purchaser shall immediately notify Seller in writing of any event or condition known to Purchaser which occurs prior to Closing hereunder, which causes a change in the facts relating to, or the truth of, any of the above representations and warranties.


                                   ARTICLE 5

                   TITLE, SURVEY, PURCHASER'S INSPECTION AND
                          CONDITION OF TERMINAL ASSETS

         5.1 Title and Survey. Purchaser and Seller have received and reviewed copies of the title commitment (the "Commitment") issued by First American Title Insurance Company, Serial No. 20154-F, dated August 8, 1997, covering the Real Estate and the Improvements. Purchaser and Seller have also received and reviewed copies of surveys (collectively, the "Survey") of the Real Estate, and also depicting the Docks and the Tanks, prepared by BFM Corporation dated July 30, 1997, September 12, 1997, September 14, 1997, September 16, 1997 and September 17, 1997. Without limiting the breadth of the term "Permitted Exceptions," as defined in Section 1.53 hereof, Purchaser agrees that all matters set forth on Schedule B Part 2 of the Commitment, such matters being incorporated into Schedule 1.53 hereof, and all matters reflected by the Survey, shall be deemed "Permitted Exceptions" hereunder.

         5.2 Purchaser's Inspection. Purchaser is familiar with the Acquired Assets. Purchaser has undertaken all inspections, examinations, and other investigations of the Acquired Assets that it deems necessary (and as allowed by Seller) for the consummation of the transactions described in this Agreement. Purchaser waives any rights and actions (other than any rights or actions arising out of any breach by Seller of the representation set forth in
Section 3.2 hereof) that it may have now or in the future as a result of any limitations imposed by Seller on Purchaser's right to inspect any of the Acquired Assets.

         5.3 Condition of Terminal Assets. Purchaser hereby acknowledges that, except as to the express representations and warranties described in Sections 3.1 and 3.2 hereof, Seller has not and will not make any warranties or representations, either express or implied, as to any matter whatsoever relating to the Terminal Assets, including but not limited to any warranty of title (except as provided in Section 3.1), absence of vices or defects (whether apparent or latent, known or unknown, easily discoverable or hidden), fitness for any ordinary use, or fitness for any intended use or particular purpose, even for the return or reduction of the purchase price or otherwise, the sole peril and risk of eviction being assumed by Purchaser, but with full substitution and subrogation in and to all of the rights and actions of warranty which Seller has or may have against all preceding owners or sellers; it being understood that Purchaser will take the Terminal Assets "as is" and "where is," Purchaser hereby acknowledging reliance solely on its own title examination and inspection of the Terminal Assets and not on any warranties or representations from Seller (except as provided in Sections 3.1 and 3.2). In addition, Purchaser acknowledges that Seller has made no representations or warranties of any kind or character, express or implied, with respect to habitability, merchantability, zoning, tax consequences, physical or environmental condition (except as provided in Section 3.2), utilities, operation history or projections, valuation or governmental approvals of or respecting the Terminal Assets, the compliance of the Terminal Assets with governmental laws, including without limitation the Americans with Disabilities Act of 1990, 42 U.S.C. 12101, et seq., the accuracy or completeness of any materials, data, or information provided by or on behalf of Seller to Purchaser, or any other matter or thing regarding the Terminal Assets. All warranties with respect to the Terminal Assets (except as provided in Sections
3.1 and 3.2) are hereby disclaimed by Seller and expressly waived by the Purchaser. Purchaser has not relied and will not rely on, and Seller is not and will not be liable for or bound by, any express or implied warranties, guaranties, statements, representations or information pertaining to the Terminal Assets or relating thereto made or furnished by Seller, any party acting or purporting to act for Seller, or any real estate broker or agent purporting to represent Seller, to whomever made or given, directly or indirectly, verbally or in writing. Purchaser shall have no right or cause of action in warranty or otherwise against Seller in any controversy, claim, demand, or litigation arising from or in connection with the Terminal Assets (other than for a breach of Seller's limited warranty of title set forth in Section 3.1 or Seller's representation in Section 3.2), and Purchaser hereby waives any such right or cause of action. Without limiting the generality of the foregoing, Seller does not warrant that the Terminal Assets are free from redhibitory or latent defects or vices. Purchaser waives any and all rights, claims and causes of action and releases Seller from all liability
(1) for redhibition or for diminution of the purchase price or otherwise under Louisiana Civil Code Articles 2520, et seq., as now existing or as hereafter amended, or (2) for peaceable possession or restitution of the purchase price under Louisiana Civil Code Articles 2500, et seq., as now existing or as hereafter amended, or (3) for breach of the warranties imposed by Louisiana Civil Code Article 2475, as now existing or as hereafter amended. The foregoing provisions of this Section 5.3 shall be set forth, in extenso, in the Act of Sale.

         5.4 Assumption of Liabilities and Indemnification. Except with respect to Environmental Liabilities and Excluded Environmental Liabilities, which are addressed in Section 8.4 hereof, upon Closing Purchaser will assume all Liabilities for occurrences on or after the Closing Date and arising out of the condition of any of the Terminal Assets at the time of Closing, or thereafter. Purchaser, on behalf of itself, its successors and assigns (this specifically includes any joint venture, partnership, corporation or other entity in which Purchaser has any ownership interest or from which Purchaser derives any benefit and which is engaged in the operation of the Refinery or the Terminal Assets or any portion thereof at any time) further agrees, upon Closing, to indemnify, hold harmless and defend Seller Indemnitees against and in respect of any claims, governmental or other orders, lawsuits, losses, damages (including without limitation all punitive damages), costs (including reasonable attorneys' fees), judgments and recoveries that result or arise from any Liabilities (other than Environmental Liabilities) for occurrences on or after the Closing Date and relating to the condition of any of the Terminal Assets at the time of Closing, or thereafter, and from all claims, lawsuits, losses, damages, costs, judgments or recoveries incident to such claims, including those out of pocket costs, charges and expenses resulting from the participation of officers or employees of Seller after the Closing Date in defense thereof. Upon Closing, Purchaser will agree to release and forever discharge Seller Indemnitees from any claim or right that Purchaser, including the officers, agents, employees, directors, insurers, related companies, successors and assigns of Purchaser (as to Purchaser this specifically includes any joint venture, partnership, corporation or other entity in which Purchaser has any ownership interest or from which Purchaser derives any benefit and which is engaged in the operation of the Refinery or the Terminal Assets or any portion thereof at any time), have or may have against Seller Indemnitees or any of them for, arising out of, or relating to any Liabilities (other than Environmental Liabilities and Excluded Environmental Liabilities) for occurrences on or after the Closing Date and relating to the condition of any of the Terminal Assets at the time of Closing, or thereafter, whether any such right is direct or indirect, by way of contribution, subrogation or indemnity, and whether created by statute, regulation, contract, action of law or otherwise. Reference is hereby made to Article 8 hereof, with respect to Purchaser's assumption of Environmental Liabilities (but not Excluded Environmental Liabilities) and its indemnification of Seller with respect thereto.

         5.5 No Obligation to Improve. Purchaser acknowledges that Seller is under no obligation to alter, repair or improve the Terminal Assets or any portion thereof, subject to Section 6.2 hereof.

         5.6 Contents of Tanks. All of the contents in the Tanks which are owned by parties other than Seller as of the date hereof will continue to be owned by such parties at and after the Closing. The Seller shall have no obligation to remove the "tank bottoms" from any of the Tanks, and the Seller shall likewise have no obligation to clean the Tanks.


                                   ARTICLE 6

                       ACTIONS PRIOR TO THE CLOSING DATE

         6.1 Preserve Accuracy of Representations and Warranties. Each of the parties hereto shall refrain from taking or failing to take or permitting or suffering to be taken any action within its control which would render any representation and/or warranty contained in Articles 3 or 4 of this Agreement inaccurate in any material respect as of the Closing Date. Seller will promptly notify Purchaser, and Purchaser will promptly notify Seller, of all lawsuits, claims, proceedings and investigations that may be threatened in writing, brought, asserted or commenced against them or their respective officers or directors (a) involving the transactions called for by this Agreement or (b) which might have a material adverse effect on the Acquired Assets.

         6.2 Maintenance. Between the date of this Agreement and the Closing Date, Seller shall operate the Terminal Assets in a manner consistent with the current practice of Seller.

         6.3 New Contracts. Seller agrees that it will not between the date of this Agreement and the Closing Date enter into any new Contracts and/or any renewals, extensions or modifications of any existing Contracts pertaining to the Terminal Assets without the consent of Purchaser, which consent may not be unreasonably delayed, conditioned or withheld.

         6.4 No Negotiations with Third Parties. Seller agrees that it will not engage in any negotiations pertaining to the sale of the Terminal Assets (excluding Dock No. 1) with any third party so long as this Agreement is in effect.

         6.5 Reservation of Servitude. In the event that Seller consummates the transactions contemplated in the Dock No. 1 Purchase Agreement, Seller shall ensure that the act of sale to the Dock No. 1 Purchaser, which shall be effective prior to the Effective Time, includes a reservation of a servitude (substantially in the form of Exhibit "J" attached hereto and made a part hereof) in favor of Seller and its successors and assigns (which will include Purchaser upon the occurrence of the Effective Time under this Agreement) over and across a portion of the real estate that is part of Dock No. 1 for access to and from the Mississippi River for the purpose of loading and unloading of terminal and/or refinery equipment via an access ramp which Seller and its successors and assigns (i.e., Purchaser upon the occurrence of the Effective Time under this Agreement) shall have the right, but not the obligation, to construct and install.

         6.6 No New Encumbrances. Seller agrees that it will not between the date of this Agreement and the Closing Date grant any new servitudes, liens and/or encumbrances affecting the Terminal Assets, other than the Servitudes.

         6.7 Cancellation Agreements. Seller agrees that it will, on or prior to the Closing Date, execute and record in the Conveyance Records of St. Charles Parish agreements (the "Cancellation Agreements") substantially in the form of Exhibit "P" attached hereto and made a part hereof, effecting the cancellation of certain Title Objections.

         6.8 Gauging of the Tanks. Purchaser and Seller agree that within twenty-four (24) hours prior to the Effective Time, at a time and location mutually acceptable to the parties, representatives of Purchaser and Seller shall meet and jointly conduct (and record the results of) a gauging of the contents of the Tanks, including without limitation the tank bottoms. Seller agrees that between the time that said gauging commences and the Closing, no product or commodities shall be moved into or out of any of the Tanks, except as agreed to by Purchaser and Seller. The results of said joint gauging of the contents of the Tanks shall be conclusively presumed to represent the amount of customer product in the Tanks at Closing for which Purchaser is responsible under the Assigned Contracts. Seller shall use reasonable efforts to have representatives of all of its customers present during the gauging process in order to assist and facilitate in the determination of any shortages in customer product in the Tanks. Seller acknowledges that it is responsible for any shortages in customer product stored in the Tanks at Closing.

         6.9 Equipment, Spare Parts. Seller agrees that it will not between the date of this Agreement and the Closing Date remove or relocate any equipment, spare parts or other tangible personal property (other than Retained Assets) located at, on or under the Terminal Assets on the date of this Agreement.

         6.10 Tank Car Litigation. In the event that any judicial mortgage affecting the Terminal Assets is created or arises from or in connection with the recordation of a judgment in the Tank Car Litigation prior to the Closing Date, Seller shall have a right to delay the Closing for a period of up to 90 days for the purpose of curing, bonding over or protecting against such judicial mortgage to Purchaser's reasonable satisfaction; and Seller shall use reasonable, good faith efforts to effect such cure, bonding over or protection against said judicial mortgage within such time period.

         6.11 Judgment Preventing Closing. In the event that, notwithstanding Seller's compliance with its obligations under Section 6.10 above, the Closing does not occur as a result of the recordation of a judgment in the Tank Car Litigation, Purchaser shall be entitled to the return of the Deposits.

         6.12 Title Insurance. At or immediately subsequent to the Closing, Purchaser agrees that it will obtain title insurance in an amount no less than the Purchase Price covering the Terminal Assets.


                                   ARTICLE 7

                        CONDITIONS PRECEDENT TO CLOSING

         The obligations of Seller and Purchaser under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions, any one or more of which may be waived by Seller or Purchaser, as the case may be, in writing:

         7.1 Representations and Warranties Accurate. All representations and warranties of Seller and Purchaser contained in this Agreement shall be true, complete and accurate in all material respects at and as of the Closing Date as if made at and as of the Closing Date.

         7.2 Performance by Seller. Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed and complied with by it prior to or on the Closing Date.

         7.3 Performance by Purchaser. Purchaser shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed and complied with by it prior to or on the Closing Date.

         7.4 Approvals and Consents. All material consents and approvals of third parties or governmental agencies which Seller or Purchaser reasonably deems necessary shall have been obtained.

         7.5 Contractual Obligations. All third parties to which Seller has obligations with respect to the Terminal under any Contract shall have consented to the release and discharge of Seller, or Seller and such third parties shall have reached agreement with respect to their respective contracts satisfactory to Seller, in its sole discretion. In the event that the condition described in the immediately preceding sentence is not satisfied prior to the Closing Date, Seller shall have the right to terminate this Agreement, in which case Purchaser shall be entitled to the return of the Deposits.

         7.6 Environmental Escrow Account. Purchaser shall have established the Environmental Escrow Account in accordance with Section 8.5 hereof.

         7.7 Seller's Performance At Closing. At the Closing, Purchaser shall be furnished the following documents:

                 (a) Act of Sale, Bills of Sale, Assignments, Etc.. For the Real Estate and Improvements, an Act of Sale (the "Act of Sale") executed by Seller and substantially in the form of Exhibit "K" attached hereto and made a part hereof; and for personal property and the other Acquired Assets, such bill(s) of sale, endorsements, assignments and other good and sufficient instruments of transfer, conveyance and assignment as may be necessary to transfer all of Seller's right, title and interest in and to such other Acquired Assets.

                 (b) Assigned Contracts. For Assigned Contracts, at Seller's option, either (i) an Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") substantially in the form of Exhibit "L" attached hereto and made a part hereof, under which all of Seller's rights under the Assigned Contracts are transferred to Purchaser, and under which Purchaser shall assume and agree to discharge all of Seller's obligations under the Assigned Contracts; or (ii) a Subcontract Agreement (the "Subcontract") substantially in the form of Exhibit "M" attached hereto and made a part hereof, under which all or any part of Seller's obligations under one or more Assigned Contracts are subcontracted to Purchaser on terms no less favorable to Purchaser than the terms of the pertinent Assigned Contract(s) are to Seller.

                 (c) Environmental Consulting Agreement. The Environmental Consulting Agreement executed by Seller.

                 (d) Environmental Escrow Agreement. The Environmental Escrow Agreement executed by Seller.

                 (e) Other Documents. To the extent possessed by Seller, the originals or copies of all agreements and documents directly affecting the Acquired Assets such as, by way of example only, the Permits, real and personal property tax bills, maintenance contracts, ad valorem tax records, utility bills for prior periods, certificates of occupancy and inspection, and invoices and bills for work and other improvements.

                 (f) Corporate Authorization. A certificate from Seller's corporate secretary certifying that the resolutions referenced in Section 3.4 hereof remain in full force and effect and have not been modified or amended in any way.

                 (g) Officer's Certificate. A certificate, substantially in the form of Exhibit "S" attached hereto and made a part hereof, executed by an officer of Seller confirming that all representations and warranties of Seller contained in this Agreement are true, complete and accurate in all material respects at and as of the Closing as if made at and as of the Closing.

                 (h) General Release and Indemnity Agreement. The General Release and Indemnity Agreement executed by Seller and its parent, General American Transportation Corporation.

                 (i) GATC Lease. The GATC Lease executed by General American Transportation Corporation.

                 (j) Miscellaneous. Such other instruments as may reasonably be required to consummate the transactions contemplated by this Agreement.

                 (k) Legal Opinion. Legal Opinion of Seller's legal counsel, containing such provisions as shall be reasonably requested by Purchaser.

         7.8 Purchaser's Performance at Closing. At the Closing and contemporaneously with Seller's compliance with the provisions of Section 7.7 above, Purchaser shall deliver or cause to be delivered to Seller all of the following:

                 (a) Purchase Price. The cash portion of the Purchase Price less the Initial Deposit.

                 (b) Funding of Environmental Escrow Account. Evidence of the funding by Purchaser of the Environmental Escrow Account in the amount of five million ($5,000,000.00) dollars.

                 (c)      Act of Sale.  The Act of Sale executed by Purchaser.

                 (d) Assignment and Assumption Agreements. The Assignment and Assumption Agreements executed by Purchaser.

                 (e)      Subcontract.  The Subcontract executed by Purchaser.

                 (f)      GATC Lease.  The GATC Lease executed by Purchaser.

                 (g) General Release and Indemnity Agreement. The General Release and Indemnity Agreement executed by Purchaser and certain of the Purchaser Affiliates.

                 (h) Environmental Release and Indemnity Agreement. The Environmental Release and Indemnity Agreement executed by Purchaser and certain of the Purchaser Affiliates.

                 (i) Environmental Consulting Agreement. The Environmental Consulting Agreement executed by Purchaser.

                 (j) Officer's Certificate. A certificate, substantially in the form of Exhibit "T" attached hereto and made a part hereof, executed by an officer of Purchaser confirming that all representations and warranties of Purchaser contained in this Agreement are true, complete and accurate in all material respects at and as of the Closing as if made at and as of the Closing.

                 (k) Corporate Authorization. A certificate from Purchaser's corporate secretary certifying that the resolutions referenced in
Section 4.2 hereof remain in full force and effect and have not been modified or amended in any way.

                 (l) Title Insurance Policy. A copy of Purchaser's title insurance policy for the title insurance described in Section 6.12 hereof to be delivered at Closing or immediately upon Purchaser's receipt thereof.

                 (m) Financing Statement. A UCC-1 Financing Statement covering the Environmental Escrow Account, executed by Purchaser.

                 (n) Miscellaneous. Such other instruments as may reasonably be required to consummate the transactions contemplated by this Agreement.

                 (o) Legal Opinion. Legal Opinion of Purchaser's legal counsel, containing such provisions as shall be reasonably requested by Seller.


                                   ARTICLE 8

     ASSUMPTION OF ENVIRONMENTAL LIABILITIES; ENVIRONMENTAL INDEMNIFICATION

         8.1 Definition of Environmental Liability(ies). For purposes of this Agreement, "Environmental Liability(ies)" shall mean any claim, exposure, liability, potential liability or obligation that exists now or occurs in the future (whether such claim, exposure, liability, potential liability or obligation arises or allegedly arises out of alleged negligence, fault or strict liability or otherwise) because of a Legal Requirement (as that term is defined below) respecting the Terminal Assets or the Refinery Parcel. Notwithstanding anything herein to the contrary, the term "Environmental Liability(ies)" shall not include, and Purchaser shall not assume any liability for, any Excluded Environmental Liability(ies). As used herein, "Legal Requirement" shall mean any applicable federal, state, or local laws (statutory, judicial or otherwise), ordinances and regulations, judgments, orders, directives, injunctions, decrees, contracts, agreements, insurance company requirements, arrangements or understandings with any federal, state or local court, arbitrator or administrator or governmental authority, bureau or agency, investigative inquiries, notices of deficiencies or other notices, permits, authorizations, approvals, registrations, or other approvals and licenses relating to the Refinery Parcel or the Terminal Assets and the activities conducted thereon and therewith including, but not limited to those
(A) designed to protect persons (including, but not limited to, the health and welfare of employees of Purchaser and Seller and the predecessors in interest of any of them) from exposure to any toxic or Hazardous Materials (as defined below), raw materials, refined products or wastes, and (B) designed to protect the environment (including, but not limited to, wetlands, other protected lands, wildlife or natural resources) or public health and welfare from water pollution, air pollution, ground pollution, ground water pollution, the manufacturing of toxic substances, solid wastes, petroleum compounds, Hazardous Materials, Releases (as defined below) or the substantial threat of Releases of toxic or Hazardous Materials, transportation of Hazardous Materials, or any pollutant or contaminant including, but not limited to, those which may present an imminent and substantial danger to public health or welfare. "Legal Requirement" shall further include any claims, lawsuits, losses, damages, costs (including reasonable attorneys' fees), judgments and recoveries for personal injuries, property damage, inconvenience, diminished property value or other damages of any type claimed or sustained by any entity or person (including, but not limited to, employees of Purchaser or Seller), relating in any way to the operation of or past, present or future condition of the Terminal Assets or the Refinery Parcel. Without limiting the foregoing, Seller and Purchaser agree that Legal Requirements exist for all the environmental conditions or exposures listed on Exhibit "G", and all such matters are Environmental Liabilities as defined in this Agreement. As used herein, the term "Releases" shall mean any actual or potential spill, discharge, leak, emission, injection, escape, dispersal, seepage, contamination, dumping or release of any kind whatsoever, including, but not limited to, any defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended from time to time, or the Louisiana Environmental Quality Act, as amended from time to time, or under any other federal, state or local laws or regulations. For purposes of this Agreement, "Hazardous Materials" shall mean

                 (a) any "hazardous waste" as defined by either the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) or the Louisiana Environmental Quality Act (La. R.S. 30:2001 et seq.), as amended from time to time, and regulations promulgated thereunder;

                 (b) any "hazardous substance" as defined by either the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
Section 9601 et seq.) or the Louisiana Environmental Quality Act (La. R.S. 30:2001 et seq.), as amended from time to time, and regulations promulgated thereunder;

                 (c) any "pesticide" as defined by the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), as amended from time to time, and regulations promulgated thereunder;

                 (d) any "chemical substance" as defined by the Toxic Substance Control Act (15 U.S.C. Section 2601 et seq.), as amended from time to time, and regulations promulgated thereunder;

                 (e) any naturally occurring radioactive materials, the possession, use, transfer, processing, distribution, or disposal of which is subject to regulation by the Louisiana Department of Environmental Quality pursuant to the provisions of La. Adm. Code 33:XV, Chapter 14;

                 (f)      asbestos;

                 (g)      polychlorinated biphenyls;

                 (h)      petroleum or any fraction thereof;

                 (i) any "regulated substance" as defined under Underground Storage Tank Regulations, 40 C.F.R. Section 280.12, or La. Adm. Code 33:XI.103;

                 (j) any substance the presence of which on the Terminal Assets, or any part thereof, is prohibited by any lawful rules or regulations of legally constituted authorities from time to time in force and effect relating to the Terminal Assets or any part thereof; and

                 (k) any other substance which by any such rule or regulation requires special handling in its collection, storage, treatment, or disposal.

         8.2 Due Diligence by Purchaser. Purchaser, in entering into this Agreement, has relied solely upon its own knowledge and examination regarding the environmental condition of the Terminal Assets (including without limitation its review of public records at the Environmental Protection Agency and the Louisiana Department of Environmental Quality) and has not relied in whole or in part on any information or representations regarding the environmental condition of the Terminal Assets made by Seller or anyone acting or purporting to act on behalf of Seller, with the exception of the representation set forth in Section 3.2 hereof, upon which Purchaser is entitled to rely. Purchaser waives any rights and actions (other than any rights or actions arising out of any breach by Seller of the representation set forth in Section 3.2 hereof) that it may have now or in the future as a result of any limitations imposed by Seller on Purchaser's right to inspect the Terminal Assets.

         8.3 Environmental Compliance. Upon Closing, Purchaser shall be responsible for compliance with all federal, state, and local requirements with respect to air and water quality and with respect to handling, treatment, storage, and disposal of wastes (including Hazardous Materials) at or in connection with the ownership or operation of the Terminal Assets at the time of Closing or thereafter.

         8.4     Environmental Release and Indemnity.

                 (a) Upon Closing, Purchaser will agree to release and forever discharge Seller Indemnitees from any claim or right that Purchaser, including the officers, agents, employees, directors, insurers, related companies, successors and assignees of Purchaser (as to Purchaser this specifically includes any joint venture, partnership, corporation or other entity in which Purchaser has any ownership interest or from which Purchaser derives any benefit and which is engaged in the operation of the Refinery Parcel or the Terminal Assets or any portion thereof at any time), has or may have against Seller Indemnitees or any of them for, arising out of, or relating to any Environmental Liability (other than any Excluded Environmental Liability(ies)), whether any such claim or right is direct or indirect, by way of contribution, subrogation or indemnity, and whether created by statute, regulation, contract, action of law or otherwise, except any claim for Excluded Fees. Specifically, but without limitation of the foregoing, Purchaser agrees to release, discharge, hold harmless and not sue the Seller Indemnitees or any of them for any costs involved in or related to any form of Remediation Activities of the Terminal Assets or the Refinery Parcel, which Purchaser pays or becomes liable for at any time in the future as the result of an Environmental Liability (other than any Excluded Environmental Liability(ies)).

                 (b) Upon Closing, Purchaser, on behalf of itself, its successors and assigns (this specifically includes any joint venture, partnership, corporation or other entity in which Purchaser has any ownership interest or from which Purchaser derives any benefit and which is engaged in the operation of the Refinery Parcel or the Terminal Assets or any portion thereof at any time) will (i) assume all Environmental Liabilities (other than any Excluded Environmental Liability(ies)) relating to the Terminal Assets except Seller's liability for Excluded Fees, and (ii) agree to indemnify, hold harmless and defend the Seller Indemnitees against any claims, governmental or other orders, lawsuits, losses, damages (including without limitation all punitive damages or statutory remedial cost multipliers, if any), costs (including reasonable attorneys' fees and environmental consulting fees), judgments and recoveries arising out of or related to any Environmental Liability (but not any Excluded Environmental Liability(ies)) of the Terminal Assets or the Refinery Parcel or any portion thereof, including, but not limited to, any such claims, lawsuits, losses, damages, costs, judgments or recoveries involving Remediation Activities (including disposal) and any claims of injuries or damage, except Seller's liability for Excluded Fees.

                 (c) For purposes of this Agreement, "Excluded Fees" shall mean the Seller's share of the fees and expenses of the Environmental Escrow Agent and the Environmental Consultant not paid from the Environmental Escrow Account, such share being (i) one-half ( 1/2) of such ordinary fees and expenses of the Environmental Escrow Agent, (ii) any expenses owed by Seller as a non-prevailing party under Section 8(i) of the Environmental Escrow Agreement, (iii) one-half ( 1/2) of such ordinary fees and expenses of the Environmental Consultant, (iv) any extraordinary fees and expenses of the Environmental Consultant owed by Seller under the Environmental Consulting Agreement, and (v) any expenses owed by Seller as a non-prevailing party under
Section 13.2 of the Environmental Consulting Agreement.

         8.5 Environmental Escrow Account; Environmental Escrow Agreement; Environmental Consulting Agreement.

                 (a) For purposes of this Agreement, "Environmental Consultant" shall mean G&E Engineering, a Division of TreaTek-CRA Company, a New York Partnership, or such other person or company selected as the successor environmental consultant under this Agreement in accordance with the following provisions. Seller and Purchaser shall enter into an Environmental Consulting Agreement with each Environmental Consultant substantially in the form of Exhibit "Q" to this Agreement, with such changes as may be reasonably required by the Environmental Consultant. Seller and Purchaser agree that neither party shall hire the Environmental Consultant to perform any Remediation Activities or other services with respect to the Terminal Assets except for the services pursuant to the Environmental Consulting Agreement. In the event that an

Environmental Consultant should resign, cease operations or become bankrupt or insolvent, or be discharged by the mutual agreement of Seller and Purchaser, then a successor Environmental Consultant under this Agreement shall be selected as follows: Seller shall promptly recommend in writing to Purchaser a proposed successor person or company to serve as Environmental Consultant under this Agreement. Purchaser shall accept or reject such recommendation within ten (10) days after such notice, provided that if Purchaser fails to reply to Seller in writing within such time period then Purchaser shall be deemed to have accepted such successor appointment. Purchaser shall not unreasonably reject such recommendation. If Purchaser rejects Seller's first recommendation, then Seller shall promptly recommend another proposed successor environmental consultant to Purchaser by written notice. Purchaser shall accept or reject such recommendation within ten (10) days after receipt of such notice, provided that if Purchaser fails to reply to Seller in writing within such time period then Purchaser shall be deemed to have accepted such successor appointment. Purchaser shall not unreasonably reject such recommendation. If Purchaser again rejects Seller's recommendation, then the selection of the successor Environmental Consultant shall be settled by arbitration administered by the American Arbitration Association under its Commercial Rules. If one but not the other of Seller and Purchaser desire to discharge an Environmental Consultant, then such decision shall be settled by arbitration administered by the American Arbitration Association under its Commercial Rules. Such arbitration shall determine whether that Environmental Consultant should be replaced due to fraud, corruption, evident bias, misconduct in refusing to receive pertinent and material evidence or other misconduct by such Consultant by which the rights of either Seller or Purchaser have been prejudiced.

                 (b) For purposes of this Agreement, "Environmental Escrow Agent" shall mean First National Bank of Commerce, or such other national bank in the State of Louisiana (a "Qualified Bank") selected as the successor escrow agent under this Agreement in accordance with the following provisions. Seller and Purchaser shall enter into an Environmental Escrow Agreement with each Environmental Escrow Agent substantially in the form of Exhibit "R" to this Agreement, with such changes as may be reasonably required by the Environmental Escrow Agent. In the event that an Environmental Escrow Agent should resign, cease operations or become insolvent, or be discharged by the mutual agreement of Seller and Purchaser, then a successor Environmental Escrow Agent under this Agreement shall be selected as follows: Purchaser shall promptly recommend in writing to Seller a proposed successor Qualified Bank to serve as escrow agent under this Agreement. Seller shall accept or reject such recommendation within ten (10) days after such notice, provided that if Seller fails to reply to Purchaser in writing within such time period then Seller shall be deemed to have accepted such successor appointment. Seller shall not unreasonably reject such recommendation. If Seller rejects Purchaser's first recommendation, then Purchaser shall promptly recommend another proposed Qualified Bank as successor escrow agent to Seller by written notice. Seller shall accept or reject such recommendation within ten (10) days after receipt of such notice, provided that if Seller fails to reply to Purchaser in writing within such time period then Seller shall be deemed to have accepted such successor appointment. Seller shall not unreasonably reject such recommendation. If Seller again rejects Purchaser's recommendation, then the selection of the successor Environmental

Escrow Agent shall be settled by arbitration administered by the American Arbitration Association under its Commercial Rules.

                 (c) Although Seller and Purchaser may be liable solidarily to the Environmental Consultant for indemnity obligations to the Environmental Consultant under the Environmental Consulting Agreement and for the Environmental Consultant's fees and to the Environmental Escrow Agent for indemnity obligations under the Environmental Escrow Agreement and for the Environmental Escrow Agent's fees, as between Seller and Purchaser such fees generally shall be paid out of the Environmental Escrow Account and such indemnity payments (and, if there are insufficient funds in the Environmental Escrow Account, such ordinary fees) shall be divided equally between Seller and Purchaser, except as otherwise expressly provided in the Environmental Consulting Agreement or the Environmental Escrow Agreement. If either Seller or Purchaser pays more than its share of fees or indemnification to the Environmental Consultant or the Environmental Escrow Agent, then the other party shall pay such party's share of such fees or indemnification to the party which paid the Environmental Consultant or the Environmental Escrow Agent within thirty (30) days after receipt of written demand therefor.

                 (d) On the Closing Date, Purchaser shall establish the Environmental Escrow Account with the Environmental Escrow Agent pursuant to the Environmental Escrow Agreement and shall deposit therein five million ($5,000,000.00) dollars in immediately available funds. The Environmental Escrow Account and all proceeds therefrom shall be in addition to the Purchase Price. The Environmental Escrow Account shall be maintained until the Environmental Escrow Termination Date. For purposes of this Agreement, the "Environmental Escrow Account" shall mean such escrow account maintained by Purchaser at the Environmental Escrow Agent, and all securities, security entitlements, cash, financial assets and investment property in such account from time to time, now or in the future, and all other rights of Purchaser against the Environmental Escrow Agent arising out of such account, and together with all interest, earnings and proceeds from, on or of all or any of the foregoing, in whatever form, and all proceeds of such proceeds. Interest and other proceeds earned on the escrow funds in the Environmental Escrow Account shall be for the account of Purchaser, and shall be retained as part of the escrow funds in the Environmental Escrow Account to be disbursed as provided in this Agreement and the Environmental Escrow Agreement. Purchaser shall grant to Seller a first priority security interest in the Environmental Escrow Account as security for the payment and performance of Purchaser's assumption and indemnification obligations under Section 8.4(b) of this Agreement, now existing or hereafter arising. The escrow agreement with each Environmental Escrow Agent shall contain control provisions in form and substance satisfactory to Seller in order to perfect such security interest whereby Purchaser directs the Environmental Escrow Agent to comply with entitlement orders with respect to the Environmental Escrow Account originated by Seller before the Environmental Escrow Termination Date which are in accordance with this Agreement without further consent by Purchaser, and the Environmental Escrow Agent agrees to so comply. Each Environmental Escrow Agent shall waive any security interest or lien or right of setoff in the Environmental Escrow Account. The funds in the Environmental Escrow Account shall be invested only as permitted by the Environmental Escrow Agreement. Funds shall be withdrawn from the Environmental Escrow Account only as provided in paragraphs (e), (g) and (h) below. The existence of the Environmental Escrow Account shall not lessen or limit in any manner Purchaser's obligations under Section 8.4 of this Agreement or under the Environmental Release and Indemnity Agreement. The obligation of Purchaser to establish and maintain the Environmental Escrow Account, and the proceeds therein, are separate from (although also partial accessory security for) the Purchaser's assumption and indemnity obligations relating to Environmental Liabilities, and the obligation of Purchaser to provide the Environmental Escrow Account shall survive any rejection, discharge, disallowance or termination thereof or any dissolution or liquidation of Purchaser. The Environmental Escrow Account shall remain irrevocable until the Environmental Escrow Termination Date. The Environmental Escrow Account and the proceeds therein are for the exclusive benefit of Seller and Purchaser, and are not for the benefit of any other person.

                 (e) The Environmental Escrow Agreement shall permit multiple, successive partial withdrawals from the Environmental Escrow Account, but only in the following manner:

                          (i)     upon receipt by the Environmental Escrow
Agent of written instructions signed by both Seller and Purchaser, then in accordance with such instructions; or

                          (ii)    to pay the fees and expenses of the
Environmental Escrow Agent in accordance with the Environmental Escrow Agreement; or

                          (iii)   upon receipt by the Environmental Escrow
Agent of an invoice from the Environmental Consultant for its fees and expenses in accordance with the Environmental Consulting Agreement and this Section 8.5, and the absence of receipt by the Environmental Escrow Agent within thirty (30) days thereafter of a written objection thereto from either Seller or Purchaser, then to the Environmental Consultant in the amount of such invoice; or

                          (iv)    upon receipt by the Environmental Escrow
Agent of a Disbursement Confirmation from the Environmental Consultant, then in accordance with such Disbursement Confirmation; or

                          (v)     upon receipt by the Environmental Escrow
Agent of a written instruction by Seller certifying that Seller has obtained a final, non-appealable judgment in Seller's favor in a specified amount on an indemnification claim under Section 8.4(b) or under the Environmental Release and Indemnity Agreement, and that Seller has sent a copy of this instruction to Purchaser or other obligor, then after the tenth (10th) day following the Environmental Escrow Agent's receipt of such instruction in accordance with such instruction.

Seller and Purchaser shall cooperate in good faith, in each of the following instances, to attempt to agree reasonably promptly upon mutual instructions contemplated by subparagraph (i) above: to pay Remediation Costs as provided in paragraph (f) below, to pay the fees and expenses of the Environmental Consultant as determined in mediation or arbitration following an objection to such fees and expenses by either Seller or Purchaser, to pay all the remaining funds (if any) in the Environmental Escrow Account to Purchaser upon a determination that the Environmental Escrow Termination Date has occurred as provided in paragraph (g) below, or to pay a portion of the funds to Purchaser under the circumstances provided in paragraph (h) below. Seller shall send a copy to Purchaser of each written instruction under subparagraph (v) above at the same time as it is sent to the Environmental Escrow Agent. The Environmental Consulting Agreement shall require the Environmental Consultant to send a copy of each Disbursement Confirmation to both Seller and Purchaser at the same time it is sent to the Environmental Escrow Agent.

                 (f) Seller and Purchaser shall agree on mutual instructions to pay Remediation Costs, and the Environmental Consultant shall make its determinations for Disbursement Confirmations, in accordance with the following provisions. For purposes of the Agreement, "Remediation Activities" shall mean the remediation, treatment, transport, storage, removal or disposal of contaminated soil, debris and ground water, and buried sludges (but not to include Tank cleaning or management of Tank bottoms or other material deemed waste upon transfer of assets), including but not limited to the containment of contaminated groundwater, the capping of areas to minimize the infiltration of surface waters or rainfall into the subsurface, landfarming, risk-based corrective actions or alternatives, including no further action determinations
and natural attenuation, and any other similar activities.   For purposes of
this Agreement, "Remediation Costs" shall mean the reasonable costs (including without limitation the Environmental Consultant's fees and expenses) to satisfy an Environmental Liability relating to Remediation Activities arising from Hazardous Materials which existed with respect to the Terminal Assets on or before the Closing Date (other than any Excluded Environmental Liability(ies)), but shall not include general or administrative support costs, whether for internal or external services, such as costs for accounting or legal services.

                          (i)     As to each Remediation Activity that is
required or ordered pursuant to some governmental action or order involving either Seller or Purchaser relating to the Terminal Assets, such party may request the other party's agreement to a written claim setting forth the nature, extent and other details of any proposed Remediation Activities which the submitting party asserts will qualify, once undertaken, or if already undertaken do qualify, as Remediation Costs. In the absence of such mutual agreement within a reasonable time after submission of the claim to the other party, either Seller or Purchaser, as applicable, then may submit such claim to the Environmental Consultant. The submitting party shall simultaneously provide a duplicate copy of such submission to the other party. Such submission shall include copies of all pertinent written communications pertaining to such matter between the submitting party and any governmental authority. The non-submitting party shall have the right to provide written comment on each submission promptly to the Environmental Consultant and the submitting party. The Environmental Consultant shall evaluate such claim to determine the extent to which such Remediation Activities involve Hazardous Materials which existed with respect to the Terminal Assets on or before the Closing Date and, if applicable, whether such Remediation Activities involve an Excluded Environmental Liability(ies) because a Release from the Terminal Assets prior to the Closing Date resulted in damage to property other than the Terminal Assets. As to each such claim, the Environmental Consultant shall not have responsibility for, and shall not make, any determination as to the reasonableness of the governmental action or order or the scope of the Remediation Activities required thereby or as to whether the governmental action or order covers an Environmental Liability which is an Excluded Environmental Liability(ies) because of Seller's non-disclosure of an Environmental Liability that existed on the Closing Date and of which Seller had Actual Knowledge. Instead, Seller and Purchaser hereby agree to the reasonableness for purposes of this Agreement of such Remediation Activities which are required by any governmental action or order, and further agree that any determination as to Seller's non-disclosure of an Environmental Liability that existed on the Closing Date and of which Seller had Actual Knowledge shall be made by mutual agreement of the parties or as necessary by a court of competent jurisdiction as provided in Section 11.11.

                          (ii)    Furthermore, even in the absence of an
existing governmental action or order Purchaser may request the Seller's agreement to such a claim that proposed Remediation Activities will or do qualify as Remediation Costs, and in the absence of such mutual agreement may request the Environmental Consultant's determination, all by use of the procedures set forth above in subparagraph (i). However, as to such Purchaser voluntary claims, the Environmental Consultant shall also determine whether the claimed Environmental Liability respecting the Terminal Assets exists and if so the extent thereof (in addition to the determinations set forth in subparagraph
(i) above).

                          (iii)   In any and all of the foregoing instances,
when the Environmental Consultant determines that Remediation Activities for an Environmental Liability qualify as Remediation Costs, the actual expenses incurred for such Remediation Activities shall be submitted by the applicable party to the Environmental Consultant as provided in the Environmental Consulting Agreement. To be actual, incurred Remediation Costs, if payments are to be made directly to the environmental remediation contractor, such costs need only have been billed by the environmental remediation contractor and need not have been paid to such contractor; in the alternative, if Purchaser or Seller is seeking reimbursement for the cost of Remediation Activities, that party must have paid the environmental remediation contractor. The Environmental Consultant shall issue a Disbursement Confirmation to the Environmental Escrow Agent, with copies to both Seller and Purchaser, as to the amount of such requested payment which the Environmental Consultant determines is qualified and reasonable as set forth in the Environmental Consulting Agreement, and such payments shall be made by the Environmental Escrow Agent as set forth in the Environmental Escrow Agreement. Moreover, notwithstanding a determination by the Environmental Consultant that an Environmental Liability did not exist on or before the Closing Date, if a final, non-appealable order or judgment of a governmental authority imposes liability upon Seller for such expenses because such Environmental Liability is found by such governmental authority to have existed on or before the Closing Date or otherwise includes such a finding, then the Environmental Consultant thereafter shall grant Disbursement Confirmations with respect thereto for otherwise qualified Remediation Costs notwithstanding the Environmental Consultant's earlier determination to the contrary.

                 (g) Upon the Fifteenth Anniversary, if an Environmental Continuation Condition exists, Purchaser may withdraw from the Environmental Escrow Account any funds in excess of the amount certified by the Environmental Consultant as the amount to be retained in the Environmental Escrow Account in connection with such Environmental Continuation Condition. Upon the Environmental Escrow Termination Date, the obligation of Purchaser to maintain the Environmental Escrow Account shall expire, and Purchaser shall have the right to withdraw any funds then remaining in the Environmental Escrow Account. Purchaser shall not assign or encumber or attempt to assign or encumber these rights under this Agreement or the corresponding rights under the Environmental Escrow Agreement. Seller hereby waives any claim against Purchaser that funds in the Environmental Escrow Account could or should have been used to satisfy an Environmental Liability but were not so used because of a failure of Purchaser to notify any governmental authority regarding such Environmental Liability.

                 (h) In the event that, subsequent to the Closing Date, Purchaser (i) has outstanding debt, and (ii) achieves and maintains a rating on its outstanding debt of investment grade or better from either Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P") for the twenty-four consecutive month period immediately preceding the fifth anniversary of the Closing Date or any twenty-four consecutive month period thereafter, then beginning on the fifth anniversary of the Closing Date, Purchaser may after such twenty-four consecutive month period make, and Seller agrees to execute a joint certificate to the Environmental Escrow Agent for, annual withdrawals from the Environmental Escrow Account in an amount equal to the lesser of (x) One Million Dollars ($1,000,000) or (y) the then balance of the Environmental Escrow Account. The date of Purchaser's first withdrawal is hereinafter referred to as the "Withdrawal Date." Provided, however, if at any time after the Withdrawal Date and prior to the Environmental Escrow Termination Date either Moody's or S&P ceases to rate Purchaser's debt investment grade or better, then within thirty (30) days thereafter Purchaser shall commence making consecutive monthly deposits into the Environmental Escrow Account in minimum amounts of Five Hundred Thousand Dollars ($500,000) each until the balance of the Environmental Escrow Account is equal to the balance that existed on the Withdrawal Date, prior to Purchaser's withdrawal. In the event that the funds in the Environmental Escrow Account have been depleted, then Purchaser shall reestablish an Environmental Escrow Account with the payments required under the immediately preceding sentence pursuant to an Environmental Escrow Agreement. Thereafter, no further withdrawals shall be made pursuant to this Section 8.5(h), until Purchaser has again achieved and maintained an investment grade or better rating on its outstanding debt from either Moody's or S&P for a second twenty-four consecutive month period, after which the above provisions regarding reduction and increase shall be applicable again.

         8.6 Purchaser's Remediation Activities. With respect to all Environmental Liabilities (other than Excluded Environmental Liabilities), in the event that Purchaser fails to initiate and diligently pursue to completion in a timely manner any form of Remediation Activities relating to the Terminal Assets that is required or ordered pursuant to some governmental action or order, Seller shall have the right, but not the obligation, to evaluate, assess and/or effect such

Remediation Activities after giving Purchaser 120 days advance written notice of Seller's intent to effect such Remediation Activities (or, if Purchaser is in bankruptcy proceedings or the Legal Requirement is directed to or imposed on Seller, after giving 60 days advance written notice). In such event, Purchaser agrees to reimburse Seller, upon demand, for all reasonable costs and expenses incurred by Seller in connection with such Remediation Activities; provided, however, that Purchaser shall only be obligated to reimburse Seller after Seller has first exhausted any then remaining funds in the Environmental Escrow Account.


                                   ARTICLE 9

                              DEFAULT AND REMEDIES

         9.1 Deposits. At Closing, the Deposits shall be applied to the payment of the Purchase Price. If Closing, as it may be delayed pursuant to the terms of this Agreement, does not occur, and except as otherwise expressly provided in Sections 6.11, 7.5, 9.3 and 11.8(b) herein, the Deposits shall be retained by Seller.

         9.2 Purchaser's Default. If Purchaser defaults in any of its obligations under Sections 7.3 or 7.8 of this Agreement, Seller shall be entitled to give Purchaser written notice of Purchaser's default, and thereupon keep the Deposits, which shall be forfeited by Purchaser to Seller as liquidated damages. The liquidated damages payable pursuant to this Section
9.2 are not a penalty; rather, they represent a bargained for measure of damages specifically negotiated between Seller and Purchaser. The liquidated damages are in consideration of the costs, liabilities and loss of business or profits incurred by Seller in anticipation of the Closing. Seller shall not be required to prove the extent of any such costs, liabilities or losses. Alternatively, Seller shall have the right to demand specific performance.

         9.3 Seller's Default. In the event Seller defaults in any of its obligations under Sections 6.10, 7.2 or 7.7 of this Agreement, Purchaser shall have the right upon Seller's default to demand the return of the Deposits within 15 days thereafter. In any action by Purchaser to recover the Deposits, the prevailing party shall be entitled to its enforcement costs, including reasonable legal fees. Alternatively, Purchaser shall have the right to demand specific performance.

         9.4 Sole Remedies. The remedies set forth in Section 9.2 and 9.3 above shall be the sole and exclusive remedies available to Seller and Purchaser respectively for any default under this Agreement, other than a default under any of the obligations described in Article 10 below, or other closing documents (including without limitation the General Release and Indemnity Agreement and the Environmental Release and Indemnity Agreement) that survive the Closing.

                                   ARTICLE 10

               ACTIONS TO BE TAKEN SUBSEQUENT TO THE CLOSING DATE

         10.1 Mutual Cooperation With Respect to Taxes and Other Financial Matters. Each of Purchaser and Seller will provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any tax return, any audit or other examination by any taxing or governmental authority, or any judicial or administrative proceedings relating to liability or taxes or other governmental matters relating to the transactions contemplated by this Agreement. The party requesting assistance hereunder shall reimburse the other for reasonable out-of-pocket expenses incurred in providing such assistance.

         10.2 Cooperation in Litigation. In the event that, after the Closing Date, Seller or Purchaser shall require the participation of officers and employees employed by each other to aid in the defense or prosecution of litigation or claims, and so long as there exists no conflict of interest between the parties, each of Seller and Purchaser shall make such officers and employees reasonably available to participate in such defense or prosecution provided that, except as required pursuant to the indemnity provisions of this Agreement, the party requiring the participation of such officers or employees shall pay all reasonable out-of-pocket costs, charges and expenses arising from such participation.

         10.3 Uncured Title Objections. In the event that there are any objections to the matters disclosed in the Commitment ("Title Objections") which (i) were identified by Purchaser to Seller within five (5) business days after Purchaser's receipt of the Commitment, and (ii) remained uncured at Closing, then Seller shall, on the Closing Date, escrow an amount equal to $50,000.00 LESS all funds previously expended by Seller (excluding Seller's attorneys' fees) to cure the Title Objections. The funds in said escrow shall be used by Purchaser to cure the Title Objections within one hundred eighty
(180) days after the Closing Date. Any funds remaining in said escrow upon the expiration of the one hundred eighty (180) day period shall be returned to Seller.

         10.4 Performance Under Assigned Contracts; Indemnification. Purchaser agrees that, upon and after the Closing hereunder, it will timely pay, perform and discharge all of Seller's and its obligations under the Assigned Contracts assigned to Purchaser and all of Purchaser's obligations under the Subcontracts. Purchaser agrees to indemnify and hold Seller Indemnitees harmless at all times from and after the Closing against and in respect of any losses, liabilities and damages incurred by Seller Indemnitees that result or arise from any claims brought by third parties based upon Purchaser's failure or alleged failure to timely pay, perform and discharge subsequent to Closing (i) any of Seller's or Purchaser's obligations under any of the Assigned Contracts assigned to Purchaser or (ii) any of Purchaser's obligations under any of the Subcontracts, and from all suits, actions, proceedings, demands, assessments, judgments, costs, reasonable attorneys' fees and expenses incident to such claims, including those out-of-pocket costs, charges and expenses resulting from the participation of officers or employees of Seller in defense thereof.

         10.5 Seller's Assigned Contracts Indemnification. Seller agrees to indemnify and hold Purchaser Indemnitees harmless at all times from and after the Closing against and in respect of any losses, liabilities and damages incurred by Purchaser Indemnitees that result or arise from any claims brought by third parties based upon (i) Seller's default, prior to the Closing, under any Assigned Contracts, or (ii) any of the matters disclosed on Schedule 3.7 hereof, and from all suits, actions, proceedings, demands, assessments, judgments, costs, reasonable attorneys' fees and expenses incident to such claims, including those out-of-pocket costs, charges and expenses resulting from the participation of officers or employees of Purchaser in defense thereof.

         10.6 Seller's Representative. Purchaser agrees that, at Seller's option and at Seller's expense, Seller shall be allowed to have a representative at the Terminal for a period of up to six (6) months after the Closing to facilitate post-Closing servicing of Seller's customers under the Assigned Contracts. Purchaser shall provide such representative with office space at the Terminal that is reasonably acceptable to Seller. The representative shall act as a liaison only and shall have no right to interfere in Purchaser's operation of the Terminal.

         10.7 Dock Use Certificate. Upon written request of Seller, but not more often than four (4) times in any calendar year, an officer of Purchaser with knowledge of the use and operation of the Tanks listed on the Dock Use Certificate attached hereto as Exhibit "U" shall complete such Dock Use Certificate and return it to Seller at the address on Seller's request within five (5) business days after Purchaser's receipt of such request. In addition, such officer will provide such other information related to the use of the Tanks listed on the Dock Use Certificate in connection with docks in the South Louisiana Port District as Seller may reasonably request to supplement any Dock Use Certificate submitted by Purchaser to Seller hereunder, provided that Purchaser shall not be required to provide as part of such additional information any information which is proprietary or otherwise confidential to Purchaser.

         10.8 Payments under Contracts. Seller and Purchaser agree that in the event either party receives a payment under any Contract relating to the Terminal Assets, which payment should have been made to the other party, the party receiving such payment shall immediately forward such payment to the other party.

         10.9 Conveyances or Leases to Purchaser Affiliates. Purchaser agrees that it will not convey or lease the Terminal Assets, in whole or in part, to any Purchaser Affiliate that has not previously provided, or does not contemporaneously with such lease or conveyance provide, Seller with releases in favor of Seller, in the forms set forth in Section 4 of the Environmental Release and Indemnity Agreement and Section 10 of the General Release and Indemnity Agreement.

         10.10 Removal of Retained Assets. Purchaser and Seller agree that, for a period of seven (7) calendar days after the Closing Date, Seller shall have the right to enter the Terminal for the purpose of removing any Retained Assets therefrom.

                                   ARTICLE 11

                                OTHER PROVISIONS

         11.1 Survival Claims For Breaches of Representations, Warranties and Agreements. For all purposes hereunder, all claims arising out of the breach of any representations and warranties contained herein or out of a breach of any of the obligations described in Article 10 hereof shall survive the Closing indefinitely.

         11.2    Transfer, Sales and Property Taxes.

                 (a) Purchaser will pay any transfer, sales, purchase, use or similar tax under the laws of any nation, state or any parish, city or political subdivision thereof arising out of the transactions contemplated by this Agreement and any filing or recording fees payable in connection with the instruments of transfer provided for herein.

                 (b) All real estate, personal property, and ad valorem taxes, water charges and sewer rents, if any, and all other taxes, charges or assessments levied or imposed upon the Terminal Assets by the State of Louisiana, Parish of St. Charles, or any political subdivision of any of the foregoing or of any other locale, shall be apportioned or prorated on a per diem basis between Purchaser and Seller as of the close of business on the day before the Closing Date. If the Closing Date shall occur before the assessment rate for the year of Closing is fixed by the appropriate taxing authority, the apportionment of any such taxes shall be upon the basis of the tax assessment for the preceding calendar year and shall be readjusted promptly after such taxes are known. Such obligation to readjust shall survive the Closing.

         11.3 Preservation of Right to Contest. Seller reserves the right to contest, after Closing, any taxes and assessments with respect to the Terminal Assets and any interest or penalties pertaining thereto, to the extent same are applicable to periods prior to Closing. Seller shall be entitled to receive any refunds made with respect to such contested taxes. All taxes imposed because of a change of use or ownership of the Terminal Assets after or in connection with the Closing shall be for the account of Purchaser.

         11.4 Certificates and Fees. The cost of usual and customary mortgage and conveyance certificates and tax researches shall be borne by Seller. All transfer and recordation fees and taxes arising from the conveyance of the Acquired Assets shall be paid by Purchaser.

         11.5 Attorney Fees. If either party institutes legal action to enforce, or as a result of a breach of, the other party's obligations under this Agreement, the non-prevailing party shall pay the prevailing party's reasonable attorneys' fees and court costs.

         11.6 Claims Under Indemnities. All claims made under any indemnification under this Agreement shall be made in accordance with the following procedures:

                 Within sixty (60) days after any indemnified party is served with process in connection with the commencement of any claims, governmental or other orders, or lawsuits related to any matter covered by an indemnification under this Agreement (a "Claim"), such indemnified party shall, if a Claim against the indemnifying party in respect thereof is to be made pursuant to an indemnification under this Agreement, notify the indemnifying party in writing of the commencement thereof. Failure to give timely notice to the indemnifying party shall not relieve the indemnifying party of liability if the indemnifying party has actual knowledge of the Claim. Each indemnified party shall have the right to control, in its sole and absolute discretion, its defense of any Claim against it, through attorneys selected by it and reasonably acceptable to the indemnifying party. Such indemnified party shall not have the right to compromise or settle any Claim for which indemnity is sought by it pursuant to an indemnification under this Agreement without obtaining the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, delayed or conditioned; but an indemnified party shall have the right to compromise or settle any Claim for which indemnity is sought pursuant to an indemnification under this Agreement, without the consent of the indemnifying party, if the indemnifying party (or its officers, agents, employees, directors, insurers, related companies or successors) has asserted such Claim or has brought or joined in such Claim in opposition to such indemnified party or if the indemnifying party has denied, or failed to acknowledge expressly, its obligation to indemnify under the terms of an indemnification under this Agreement or has violated its obligation with respect to the payment of amounts due under such indemnification, including without limitation fees and expenses.

         11.7 Complete Agreement. This Agreement, including the Schedules and Exhibits attached hereto and the documents referred to herein shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

         11.8 Passage of Title and Risk of Loss. Title and risk of loss to the Acquired Assets shall pass from Seller to Purchaser at the Effective Time, notwithstanding that the Closing shall take place later on the Closing Date.
If there is any material damage, destruction or loss to any material portion of the Terminal Assets between the date of this Agreement and the Closing Date, caused by a Casualty ("Material Event"), or if any condemnation proceeding against any material portion of the Terminal Assets has been commenced prior to the Closing Date ("Condemnation"), Purchaser and Seller shall have the following rights with respect to such Material Event or Condemnation:

         (a) Should a Material Event or Condemnation resulting, in either case, in a loss that is less than one-third (1/3) of the Purchase Price occur between the date of this Agreement and the Effective Time, Seller shall notify Purchaser of such occurrence and Purchaser shall remain obligated under this Agreement to complete the Closing and take possession of the Acquired Assets without any reduction of the Purchase Price or of the other obligations of Purchaser hereunder; provided, however, that Seller shall assign to Purchaser, in respect to such Material Event or Condemnation, Seller's claim (and any cash proceeds therefrom) against any third party including any condemning authority, or its right to recover under any insurance policies maintained by Seller.

         (b) Should a Material Event or Condemnation resulting, in either case, in a loss equal to or greater than one-third (1/3) of the Purchase Price occur between the date of this Agreement and the Effective Time, Seller shall notify Purchaser of such occurrence and Purchaser may by notice to Seller given within ten calendar days of its receipt of notice of such occurrence, elect to either (i) complete the Closing and take possession of the Acquired Assets with or without any reduction of the Purchase Price or of the other obligations of Purchaser hereunder; provided, however, that Seller shall assign to Purchaser, in respect to such Material Event or Condemnation, Seller's claim against any third party including any condemning authority, or its right to recover under any insurance policies maintained by Seller; or (ii) terminate this Agreement and demand the return of the Deposits. If necessary, Purchaser shall have the right to delay the Closing for a period of up to ten days after the date of notice of occurrence of any such Material Event or Condemnation for the purpose of determining whether to elect to complete the Closing or to terminate this Agreement.

         11.9 Waiver, Discharge, Etc.. This Agreement and its Exhibits and Schedules may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of each of the parties hereto by their duly authorized representatives. The failure of any party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part thereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

         11.10 Severability. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect and such determination does not have a material adverse effect on the interests of Seller, or Purchaser, as the case may be, in the transactions contemplated hereby, such determination shall not affect such provision in any other respect or any other provision of this Agreement, which shall remain in full force and effect.

         11.11 Jurisdiction. Purchaser and Seller, by their execution of this Agreement, each hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts of Louisiana over any action or proceeding arising out of or relating to this Agreement, and Purchaser and Seller hereby irrevocably agree that all claims in respect of such action or proceeding shall be held and determined in such court. Purchaser and Seller hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of any inconvenient forum to the maintenance of such action or proceeding. Purchaser and Seller hereby irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to either of Purchaser or Seller, at their address specified in Section 11.12. Purchaser and Seller agree that a final judgment in any such action or proceeding (all right of review or appeal having been exhausted or expired) shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the parties' right to serve legal process in any other manner permitted by law.

         11.12 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be validly given if delivered personally, by telefax, or sent by courier or by certified mail addressed, if to Purchaser to:


                 TransAmerican Refining Corporation
                 14902 River Road
                 New Sarpy, Louisiana  70078
                 Attention:  Gary Karr

with a copy to:

                 TransAmerican Refining Corporation
                 1300 North Sam Houston Parkway East, Suite 310
                 Houston, Texas 77032-2949
                 Attention:  Legal Agent

and with a copy to:

                 Campbell, McCranie, Sistrunk, Anzelmo
                    & Hardy, P.C.
                 3445 North Causeway Boulevard, Suite 802
                 Metairie, Louisiana 70002
                 Attention:  Burgess E. McCranie, Jr.

or to such other person or at such other place as Purchaser shall furnish to Seller in writing, and if to Seller to:


                 GATX Terminals Corporation
                 500 West Monroe Street
                 Chicago, Illinois 60661
                 Attention:  Richard J. Desiderio
with a copy to:


                 Phelps Dunbar, L.L.P.
                 400 Poydras Street, 30th Floor
                 New Orleans, Louisiana 70130
                 Attention:  Harvey D. Wagar, III

or to such other person or at such other place as Seller shall furnish to Purchaser in writing. Notice given by telex shall be deemed delivered when received as evidenced by their answer back. Notice given by certified mail as set out above shall be deemed delivered five business days after the date the same is postmarked. Notice given by courier shall be deemed delivered on the next business day after dispatch.

         11.13 Public Announcements. No party hereto shall issue any press release or public announcement in connection with this Agreement or the transactions contemplated hereby unless (i) the text thereof has been agreed to by the other party, or (ii) issuance therefor is required by law.

         11.14 No Recordation. Neither Seller nor Purchaser shall record this Agreement or any memorandum thereof in the real property records of the State of Louisiana.

         11.15 Expenses. Except as expressly provided herein, whether the transactions contemplated by this Agreement are consummated or fail to be consummated for any reason whatsoever, each of the parties hereto shall pay its own expenses and the fees of its counsel, accountants and other experts. Additionally, Purchaser shall be responsible for (i) all title insurance premiums for title insurance, if required by Purchaser, (ii) all costs and expenses relating to Purchaser's inspection of the Dock Assets, and (iii) all
costs and expenses relating to the survey.   Seller shall be responsible for
abstracting and title examination fees and charges incurred in connection with the Commitment, not to exceed Thirty Thousand ($30,000.00) and No/100 Dollars.

         11.16 Titles and Headings. Title and headings to sections herein are inserted for convenience or reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         11.17 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments thereto.

         11.18 Governing Law. THE VALIDITY, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF LOUISIANA.

         11.19 Assignment. Purchaser may assign its rights under this Agreement to any affiliate of Purchaser (an "Affiliate Assignee") upon advance written notice to Seller; provided however in the event of such assignment, Purchaser shall not be relieved of its obligations hereunder and Stanley shall not be relieved of his obligations under the Stanley Guaranty. Purchaser may not otherwise assign its rights or obligations under this Agreement. No sale of the Acquired Assets subsequent to Closing, whether to an Affiliate Assignee or to a third party, shall relieve or release Purchaser from its obligations under this Agreement or under any closing documents (including without limitation the obligations under the General Release and Indemnity Agreement and the Environmental Release and Indemnity Agreement. Notwithstanding anything in this Agreement to the contrary, in the event that (i) Purchaser or an Affiliate Assignee sells all or substantially all of the Terminal Assets to a third party subsequent to the Closing, and (ii) such third party expressly assumes Purchaser's obligations under the Environmental Release and Indemnity Agreement, and (iii) such third party establishes a substitute escrow account acceptable to Seller, in Seller's sole discretion, for the Environmental Escrow Account, and (iv) the financial condition of such third party is, in Seller's sole discretion, acceptable to Seller, then Seller will release Purchaser from its obligations under the Environmental Release and Indemnity Agreement. Nothing in this Agreement shall be construed to limit, preclude or prohibit Purchaser, subsequent to the Closing, from transferring all or part of the Acquired Assets to a third party.

         11.20 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         11.21 TransTexas Gas Corporation. Notwithstanding anything in this Agreement to the contrary, Purchaser and Seller stipulate that, for purposes of the indemnities granted by Purchaser in this Agreement, TransTexas Gas Corporation is not a party to any such indemnity and is not otherwise bound by any such indemnity.

         11.22 No Third-Party Beneficiaries. Each of the provisions of this Agreement is for the sole and exclusive benefit of Seller and Purchaser and not for the benefit of any other person.

         11.23 Execution in Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                        PURCHASER:
                                        TRANSAMERICAN REFINING CORPORATION


                                        By:
                                           ------------------------------------
                                        Name:   R. Glenn McGinnis
                                        Title:  Vice President of Manufacturing


                                        SELLER:
                                        GATX TERMINALS CORPORATION


                                        By:
                                           ------------------------------------
                                        Name:   Richard J. Desiderio
                                        Title:  Vice President





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